                            FLEXIBLE PREMIUM VARIABLE
                             LIFE INSURANCE POLICY
--------------------------------------------------------------------------------

To the Owner: Please read your Policy carefully. This Policy is a legal contract between you and the Company. You, the Owner, have benefits and rights described in this Policy. We will pay any Account Value less outstanding Policy Debt to you on the Maturity Date if the Insured is living on that date, subject to Policy provisions. The Insured is named in the Policy. The Beneficiary is as named in the attached application, unless later changed. We will pay the Death Proceeds of this Policy to the Beneficiary, subject to policy provisions. This is a Flexible Premium Variable Life Insurance Policy. You may increase the Specified Amount. We will allocate premiums to the Separate Account named on the policy data pages.

ACCOUNT VALUE IN THE SEPARATE ACCOUNT IS BASED ON THE INVESTMENT EXPERIENCE OF THAT ACCOUNT, AND MAY INCREASE OR DECREASE DAILY. IT IS NOT GUARANTEED AS TO DOLLAR AMOUNT. ACCOUNT VALUE IN THE GUARANTEE ACCOUNT IS GUARANTEED BY THE COMPANY AS TO DOLLAR AMOUNT. SEE ACCOUNT VALUE BENEFITS SECTION. THE AMOUNT OF THE DEATH BENEFIT OR THE DURATION OF THE DEATH BENEFIT MAY VARY OR BE FIXED UNDER SPECIFIED CONDITIONS AND MAY INCREASE OR DECREASE. SEE DEATH PROCEEDS SECTION. THE MAXIMUM LOAN AMOUNT IS NINETY PERCENT OF THE DIFFERENCE BETWEEN THE ACCOUNT VALUE AND ANY SURRENDER CHARGE ON THE DATE OF THE LOAN. THE POLICY MAY NOT QUALIFY AS LIFE INSURANCE AFTER THE INSURED'S ATTAINED AGE 100 UNDER FEDERAL TAX LAW AND MAY BE SUBJECT TO ADVERSE TAX CONSEQUENCES. YOU SHOULD CONSULT A TAX ADVISOR BEFORE CONTINUING THE POLICY AFTER AGE 100.

Refund Privilege. You may return this Policy to our Home Office or to your agent within 10 days after its delivery for a refund. The amount of the refund will equal the total of all premiums paid.

                For GE Capital Life Assurance Company of New York


/s/ Pamela S. Schultz                                 /s/ Donita M. King
--------------------------                            --------------------------
    PAMELA S. SCHUTZ                                      DONITA M. KING
       PRESIDENT                                            SECRETARY

--------------------------------------------------------------------------------

     .    Flexible Premium Variable Life Insurance Policy
     .    Death Proceeds payable at the Insured's death prior to Maturity Date
     .    Adjustable Death Benefit
     .    Flexible premiums payable for the Insured's life or until maturity
     .    Some benefits reflect investment results
     .    Non participating

--------------------------------------------------------------------------------

                            GE CAPITAL LIFE ASSURANCE
                               COMPANY OF NEW YORK

           125 Park Avenue, Sixth Floor, New York, New York 10017-5529
                                 A Stock Company

POLICY DATA                                                 SCHEDULE OF PREMIUMS
SCHEDULE OF BENEFITS                                            AMOUNT  PAYABLE

LIFE INSURANCE
       ACCIDENTAL DEATH BENEFIT $75,000
       DISABILITY BENEFIT RIDER
       PLANNED PERIODIC PREMIUM                              $1,114.20  ANNUALLY

LIFE INSURANCE COMPLIANCE TEST: GUIDELINE PREMIUM TEST (THIS ELECTION IS
       IRREVOCABLE FOR THE LIFE OF THE CONTRACT.)

MINIMUM NET PREMIUM FACTOR: 0.925 (THE MINIMUM NET PREMIUM FACTOR REFLECTS THE
       MAXIMUM DEDUCTION OF 7.5% OF EACH PREMIUM RECEIVED)

MAXIMUM POLICY LOAN INTEREST RATES:
       DURING POLICY YEARS 1 THROUGH 10:      4.40% PER ANNUM PAYABLE IN ARREARS
       DURING POLICY YEARS 11 AND THEREAFTER: 4.00% PER ANNUM PAYABLE IN ARREARS

MINIMUM POLICY LOAN CREDITING RATE:           4.00% ON ACCOUNT VALUE THAT IS
                                              LOANED

MINIMUM SPECIFIED AMOUNT:                     $100,000

NOTE: IT IS POSSIBLE THAT COVERAGE WILL EXPIRE PRIOR TO THE MATURITY DATE SHOWN EVEN IF PLANNED PERIODIC PREMIUMS ARE PAID DUE TO THE INVESTMENT PERFORMANCE OF THE FUNDS IN THE INVESTMENT OPTIONS, PARTIAL SURRENDERS, OR CHANGES IN DEATH BENEFIT OPTIONS. SEE THE GRACE PERIOD PROVISION. WE HAVE THE RIGHT TO CHARGE UP TO THE GUARANTEED MAXIMUM COST OF INSURANCE RATES AND OTHER MAXIMUM EXPENSE CHARGES. THIS MAY RESULT IN YOU HAVING TO PAY MORE PREMIUM THAN WAS ILLUSTRATED OR THE ACCOUNT VALUE MAY BE LESS THAN THOSE ILLUSTRATED.

        OWNER  THE INSURED

      INSURED  JOHN DOE               MALE 35 AGE NEAREST BIRTHDAY

POLICY NUMBER  N00000000              NON-NICOTINE STANDARD RATING CLASS

  POLICY DATE  JULY 1, 2001           JULY 1, 2091 MATURITY DATE

                                      MONTHLY ANNIVERSARY DAY 1

         PLAN  FLEXIBLE PREMIUM VARIABLE LIFE INSURANCE

               $75,000 BASE SPECIFIED AMOUNT - DEATH BENEFIT OPTION B
               $25,000 MODIFIED BASE SPECIFIED AMOUNT - DEATH BENEFIT OPTION B

POLICY NUMBER: N00000000

CHARGES:

       MAXIMUM MONTHLY POLICY CHARGE:                                     $ 8.00

       BASE SPECIFIED AMOUNT:
            MAXIMUM POLICY INITIAL MONTHLY EXPENSE CHARGE PER $1,000
            DURING THE FIRST 10 POLICY YEARS:                             $ 0.21
            MAXIMUM POLICY INCREASE MONTHLY EXPENSE CHARGE PER $1,000
            DURING THE FIRST 10 POLICY YEARS THAT INCREASE IS EFFECTIVE:  $ 0.21

       MODIFIED BASE SPECIFIED AMOUNT:
            MAXIMUM INITIAL MONTHLY EXPENSE CHARGE PER $1,000:            $ 0.21
            MAXIMUM INCREASE MONTHLY EXPENSE CHARGE PER $1,000:           $ 0.21

       MAXIMUM TRANSFER CHARGE:                                           $20.00

       MORTALITY AND EXPENSE RISK CHARGE:
            0.50% ANNUALLY (.041572% MONTHLY) OF THE FIRST $100,000 OF UNLOANED
                  ACCOUNT VALUE IN SEPARATE ACCOUNT; PLUS
            0.10% ANNUALLY (.008330% MONTHLY) OF THE REMAINING UNLOANED ACCOUNT
                  VALUE IN SEPARATE ACCOUNT DURING THE FIRST 20 POLICY YEARS

       PARTIAL SURRENDER CHARGE: LESSER OF $25.00 AND 2.00% OF AMOUNT OF PARTIAL
            SURRENDER

SEPARATE ACCOUNT III

SUBACCOUNTS                          ARE INVESTED IN

                                  [AIM VARIABLE INSURANCE FUNDS
AIM CAPITAL APPRECIATION - B         AIM V.I. CAPITAL APPRECIATION FUND
AIM GROWTH - B                       AIM V.I. GROWTH FUND
AIM VALUE - B                        AIM V.I. VALUE FUND

                                  ALLIANCE VARIABLE PRODUCTS SERIES FUND, INC.
AVP GROWTH & INCOME - B              GROWTH AND INCOME PORTFOLIO
AVP PREMIER GROWTH - B               PREMIER GROWTH PORTFOLIO
AVP QUASAR - B                       QUASAR PORTFOLIO

                                  DREYFUS
DRF EMERGING MARKETS - B             DREYFUS INVESTMENT PORTFOLIOS - EMERGING
                                        MARKETS PORTFOLIO
DRF SOCIALLY RESPONSIBLE             THE DREYFUS SOCIALLY RESPONSIBLE GROWTH
   GROWTH - B                           FUND, INC.

                                  FEDERATED INSURANCE SERIES
FED HIGH INCOME BOND - B             FEDERATED HIGH INCOME BOND FUND II
FED INTERNATIONAL SMALL              FEDERATED INTERNATIONAL SMALL COMPANY
   COMPANY - B                          FUND II

                                  FIDELITY VARIABLE INSURANCE PRODUCTS FUND
FID EQUITY-INCOME - B                EQUITY-INCOME PORTFOLIO
FID GROWTH - B                       GROWTH PORTFOLIO

                                  FIDELITY VARIABLE INSURANCE PRODUCTS FUND II
FID CONTRAFUND - B                   CONTRAFUND PORTFOLIO

                                  FIDELITY VARIABLE INSURANCE PRODUCTS FUND III
FID GROWTH & INCOME- B               GROWTH & INCOME PORTFOLIO
FID MID CAP - B                      MID CAP PORTFOLIO

                                  GE INVESTMENTS FUNDS, INC.
GEI MID-CAP VALUE EQUITY - B         MID-CAP VALUE EOUITY FUND
GEI MONEY MARKET - B                 MONEY MARKET FUND
GEI PREMIER GROWTH EQUITY - B        PREMIER GROWTH EQUITY FUND
GEI S&P 500 INDEX - B *              S&P 500 INDEX FUND
GEI SMALL-CAP VALUE EOUITY - B       SMALL-CAP VALUE EOUITY FUND
GEI U.S. EQUITY - B                  U.S. EOUITY FUND
GEI VALUE EQUITY - B                 VALUE EQUITY FUND

                                  JANUS ASPEN SERIES
JAN AGGRESSIVE GROWTH - B            AGGRESSIVE GROWTH PORTFOLIO
JAN BALANCED - B                     BALANCED PORTFOLIO
JAN CAPITAL APPRECIATION - B         CAPITAL APPRECIATION  PORTFOLIO
JAN GLOBAL LIFE SCIENCES - B         GLOBAL LIFE SCIENCES PORTFOLIO
JAN GLOBAL TECHNOLOGY - B            GLOBAL TECHNOLOGY PORTFOLIO
JAN GROWTH - B                       GROWTH PORTFOLIO
JAN INTERNATIONAL GROWTH - B         INTERNATIONAL GROWTH PORTFOLIO
JAN WORLDWIDE GROWTH - B             WORLDWIDE GROWTH PORTFOLIO

                                    CONTINUED                  EFFECTIVE 7/01/01

                                  MFS VARIABLE INSURANCE TRUST
MFS INVESTORS GROWTH STOCK - B       MFS INVESTORS GROWTH STOCK SERIES
MFS INVESTORS TRUST - B              MFS INVESTORS TRUST SERIES
MFS NEW DISCOVERY - B                MFS NEW DISCOVERY SERIES
MFS UTILITIES - B                    MFS UTILITIES SERIES

                                  OPPENHEIMER VARIABLE ACCOUNT FUNDS
OPP GLOBAL SECURITIES/VA - B         OPPENHEIMER GLOBAL SECURITIES FUND/VA
OPP MAIN STREET GROWTH &             OPPENHEIMER MAIN STREET GROWTH & INCOME
   INCOME/VA - B                        FUND/V/

                                  PIMCO VARIABLE INSURANCE TRUST
PIM FOREIGN BOND - B                 FOREIGN BOND PORTFOLIO
PIM HIGH YIELD BOND - B              HIGH YIELD BOND PORTFOLIO
PIM LONG-TERM                        LONG-TERM U.S. GOVERNMENT BOND PORTFOLIO
   U.S. GOVERNMENT BOND - B
PIM TOTAL RETURN BOND - B            TOTAL RETURN BOND PORTFOLIO

                                  RYDEX VARIABLE TRUST
RYD OTC - B **                       RYDEX OTC FUND]

GUARANTEE ACCOUNT
MINIMUM GUARANTEED INTEREST RATE 4%

YOU MAY ALLOCATE YOUR PREMIUMS AND ACCOUNT VALUE TO AS MANY AS TEN SUBACCOUNTS IN ADDITION TO ANY GUARANTEE ACCOUNT AT ANY ONE TIME. YOUR ALLOCATIONS OF EACH PREMIUM MUST TOTAL 100%. EACH PREMIUM ALLOCATION MUST BE A WHOLE PERCENTAGE.

CONSULT YOUR PROSPECTUS FOR INVESTMENT DETAILS.

* "STANDARD & POOR'S," "S&P," "S&P 500," "STANDARD & POOR'S 500," AND "500" ARE TRADEMARKS OF THE MCGRAW-HILL COMPANIES, INC. AND HAVE BEEN LICENSED FOR USE BY GE ASSET MANAGEMENT INCORPORATED. THE S&P 500 INDEX FUND IS NOT SPONSORED, ENDORSED, SOLD OR PROMOTED BY STANDARD & POOR'S AND STANDARD & POOR'S MAKES NO REPRESENTATION REGARDING THE ADVISABILITY OF INVESTING IN THE FUND.

** THE NASDAQ 100 INDEX IS AN UNMANAGED INDEX THAT IS A WIDELY RECOGNIZED INDICATOR OF OTC MARKET PERFORMANCE.

                                                               EFFECTIVE 7/01/01

POLICY NUMBER: N00000000

                            TABLE OF MAXIMUM PREMIUMS
              FOR GUIDELINE PREMIUM LIFE INSURANCE COMPLIANCE TEST

POLICY    MAXIMUM    POLICY    MAXIMUM
 YEAR     PREMIUM     YEAR     PREMIUM

  1      15,634.10     36     48,851.64
  2      15,634.10     37     50,208.63
  3      15,634.10     38     51,565.62
  4      15,634.10     39     52,922.61
  5      15,634.10     40     54,279.60
  6      15,634.10     41     55,636.59
  7      15,634.10     42     56,993.58
  8      15,634.10     43     58,350.57
  9      15,634.10     44     59,707.56
  10     15,634.10     45     61,064.55
  11     15,634.10     46     62,421.54
  12     16,283.88     47     63,778.83
  13     17,640.87     48     65,135.52
  14     18,997.86     49     66,492.51
  15     20,354.85     50     67,849.50
  16     21,711.84     51     69,206.49
  17     23,068.83     52     70,563.48
  18     24,425.82     53     71,920.47
  19     25,782.81     54     73,277.46
  20     27,139.80     55     74,634.45
  21     28,496.79     56     75,991.44
  22     29,853.78     57     77,348.43
  23     31,210.77     58     78,705.42
  24     32,567.76     59     80,062.41
  25     33,924.75     60     81,419.40
  26     35,281.74     61     82,776.39
  27     36,638.73     62     84,133.38
  28     37,995.72     63     85,490.37
  29     39,352.71     64     86,847.36
  30     40,709.70     65     88,204.35
  31     42,066.69
  32     43,423.68
  33     44,780.67
  34     46,137.66
  35     47,494.65

MAXIMUM PREMIUMS WILL VARY BASED ON SPECIFIED AMOUNT, RATING CLASS, AGE, GENDER AND RIDER SELECTION. ACCORDING TO OUR UNDERSTANDING OF CURRENT FEDERAL TAX LAW, YOU MAY NOT PAY MORE THAN THESE AMOUNTS CUMULATIVELY AND MAINTAIN THE TAX STATUS OF THIS POLICY AS LIFE INSURANCE. THIS TABLE IS SUBJECT TO CHANGE. THIS TABLE DOES NOT RELATE TO MODIFIED ENDOWMENT CONTRACT STATUS UNDER FEDERAL TAX LAW.

POLICY NUMBER: N00000000

                   TABLE OF NET SINGLE PREMIIUMS AND FACTORS
           FOR CASH VALUE ACCUMULATION LIFE INSURANCE COMPLIANCE TEST

           BASE POLICY
           NET SINGLE      RIDER                 BASE POLICY      RIDER
ATTAINED     PREMIUM     NET SINGLE   ATTAINED    NET SINGLE   NET PREMIUM
  AGE        FACTOR       PREMIUM        AGE       FACTOR        SINGLE

   35        0.22853        0.00         68        0.61922         0.00
   36        0.23638        0.00         69        0.63355         0.00
   37        0.24450        0.00         70        0.64784         0.00
   38        0.25287        0.00         71        0.66205         0.00
   39        0.26151        0.00         72        0.67592         0.00
   40        0.27041        0.00         73        0.68975         0.00
   41        0.27957        0.00         74        0.70327         0.00
   42        0.28900        0.00         75        0.71639         0.00
   43        0.29870        0.00         76        0.72911         0.00
   44        0.30867        0.00         77        0.74146         0.00
   45        0.31893        0.00         78        0.75345         0.00
   46        0.32946        0.00         79        0.76516         0.00
   47        0.34027        0.00         80        0.77662         0.00
   48        0.35136        0.00         81        0.78781         0.00
   49        0.36275        0.00         82        0.79868         0.00
   50        0.37442        0.00         83        0.80915         0.00
   51        0.38638        0.00         84        0.81913         0.00
   52        0.39862        0.00         85        0.82856         0.00
   53        0.41111        0.00         86        0.83745         0.00
   54        0.42385        0.00         87        0.84585         0.00
   55        0.43681        0.00         88        0.85384         0.00
   56        0.44998        0.00         89        0.86157         0.00
   57        0.46335        0.00         90        0.86917         0.00
   58        0.47692        0.00         91        0.87681         0.00
   59        0.49069        0.00         92        0.88468         0.00
   60        0.50463        0.00         93        0.89303         0.00
   61        0.51874        0.00         94        0.90219         0.00
   62        0.53297        0.00         95        0.91236         0.00
   63        0.54731        0.00         96        0.92367         0.00
   64        0.56171        0.00         97        0.93600         0.00
   65        0.57611        0.00         98        0.94889         0.00
   66        0.59050        0.00         99        0.96154         0.00
   67        0.60488        0.00

NET SINGLE PREMIUMS WILL VARY BASED ON RATING CLASS, AGE AND GENDER. ACCORDING TO OUR UNDERSTANDING OF CURRENT FEDERAL TAX LAW, THE DEATH BENEFIT MUST MAINTAIN THE RELATIONSHIP TO ACCOUNT VALUE ADJUSTED BY THE NET SINGLE PREMIUM AS DESCRIBED IN THE DEATH PROCEEDS SECTION FOR THE CASH VALUE ACCUMULATION TEST IN ORDER TO MAINTAIN THE TAX STATUS OF THIS POLICY AS LIFE INSURANCE. THIS TABLE IS SUBJECT TO CHANGE. THIS TABLE DOES NOT RELATE TO MODIFIED ENDOWMENT CONTRACT STATUS UNDER FEDERAL TAX LAW.

POLICY NUMBER: N00000000

                          TABLE OF CONTINUATION AMOUNTS

POLICY   CONTINUATION   POLICY   CONTINUATION
 MONTH      AMOUNT       MONTH      AMOUNT

  1           92.85       31       2,878.35
  2          185.70       32       2,971.20
  3          278.55       33       3,064.05
  4          371.40       34       3,156.90
  5          464.25       35       3,249.75
  6          557.10       36       3,342.60
  7          649.95       37       3,435.45
  8          742.80       38       3,528.30
  9          835.65       39       3,621.15
  10         928.50       40       3,714.00
  11       1,021.35       41       3,806.85
  12       1,114.20       42       3,899.70
  13       1,207.05       43       3,992.55
  14       1,299.90       44       4,085.40
  15       1,392.75       45       4,178.25
  16       1,485.60       46       4,271.10
  17       1,578.45       47       4,363.95
  18       1,671.30       48       4,456.80
  19       1,764.15       49       4,549.65
  20       1,857.00       50       4,642.50
  21       1,949.85       51       4,735.35
  22       2,042.70       52       4,828.20
  23       2,135.55       53       4,921.05
  24       2,228.40       54       5,013.90
  25       2,321.25       55       5,106.75
  26       2,414.10       56       5,199.60
  27       2,506.95       57       5,292.45
  28       2,599.80       58       5,385.30
  29       2,692.65       59       5,478.15
  30       2,785.50       60       5,571.00

CONTINUATION AMOUNTS WILL VARY BASED ON SPECIFIED AMOUNT, RATING CLASS, AGE, GENDER AND RIDER SELECTION. CONTINUATION AMOUNTS ARE DESCRIBED IN THE CONTINUATION AMOUNT AND CONTINUATION PERIOD PROVISION. AT THE END OF THE CONTINUATION PERIOD, ADDITIONAL PREMIUMS MAY BE REQUIRED IN ORDER TO KEEP THE POLICY IN EFFECT. PLEASE CONTACT THE COMPANY FOR DETAILS.

POLICY NUMBER: N00000000

                           TABLE OF SURRENDER CHARGES

POLICY   SURRENDER   POLICY   SURRENDER   POLICY   SURRENDER   POLICY   SURRENDER
 MONTH    CHARGE      MONTH    CHARGE      MONTH    CHARGE      MONTH    CHARGE
  1       694.50       37       694.50      73       544.03     109       127.33
  2       694.50       38       694.50      74       532.45     110       115.75
  3       694.50       39       694.50      75       520.88     111       104.18
  4       694.50       40       694.50      76       509.30     112        92.60
  5       694.50       41       694.50      77       497.73     113        81.03
  6       694.50       42       694.50      78       486.15     114        69.45
  7       694.50       43       694.50      79       474.58     115        57.88
  8       694.50       44       694.50      80       463.00     116        46.30
  9       694.50       45       694.50      81       451.43     117        34.73
  10      694.50       46       694.50      82       439.85     118        23.15
  11      694.50       47       694.50      83       428.28     119        11.58
  12      694.50       48       694.50      84       416.70     120         0.00
  13      694.50       49       694.50      85       405.13
  14      694.50       50       694.50      86       393.55
  15      694.50       51       694.50      87       381.98
  16      694.50       52       694.50      88       370.40
  17      694.50       53       694.50      89       358.83
  18      694.50       54       694.50      90       347.25
  19      694.50       55       694.50      91       335.68
  20      694.50       56       694.50      92       324.10
  21      694.50       57       694.50      93       312.53
  22      694.50       58       694.50      94       300.95
  23      694.50       59       694.50      95       289.38
  24      694.50       60       694.50      96       277.80
  25      694.50       61       682.93      97       266.23
  26      694.50       62       671.35      98       254.65
  27      694.50       63       659.78      99       243.08
  28      694.50       64       648.20     100       231.50
  29      694.50       65       636.63     101       219.93
  30      694.50       66       625.05     102       208.35
  31      694.50       67       613.48     103       196.78
  32      694.50       68       601.90     104       185.20
  33      694.50       69       590.33     105       173.63
  34      694.50       70       578.75     106       162.05
  35      694.50       71       567.18     107       150.48
  36      694.50       72       555.60     108       138.90

SURRENDER CHARGES WILL VARY BASED ON SPECIFIED AMOUNT, RATING CLASS, AGE AND GENDER.

POLICY NUMBER: N0000000

                   TABLE OF GUARANTEED MAXIMUM INSURANCE RATES
                        PER $1,000 OF NET AMOUNT AT RISK

       BASE POLICY   MODIFIED BASE     ADB
      LIFE MONTHLY    LIFE MONTHLY   MONTHLY
AGE       RATE           RATE         RATE     DISABILITY*

35      0.14096         0.14096       0.0808      13.35
36      0.14764         0.14764       0.0808      13.29
37      0.15682         0.15682       0.0808      13.53
38      0.16684         0.16684       0.0808      13.67
39      0.17854         0.17854       0.0808      13.94
40      0.19107         0.19107       0.0808      14.22
41      0.20610         0.20610       0.0808      14.57
42      0.22115         0.22115       0.0808      14.79
43      0.23870         0.23870       0.0808      14.61
44      0.25625         0.25625       0.0808      14.25
45      0.27716         0.27716       0.0808      13.98
46      0.29974         0.29974       0.0808      13.71
47      0.32401         0.32401       0.0808      13.71
48      0.34996         0.34996       0.0808      14.15
49      0.37926         0.37926       0.0808      14.86
50      0.41025         0.41025       0.0808      16.11
51      0.44713         0.44713       0.0808      17.84
52      0.48988         0.48988       0.0825      19.64
53      0.53770         0.53770       0.0833      21.82
54      0.59311         0.59311       0.0842      23.98
55      0.65444         0.65444       0.0858      26.28
56      0.72254         0.72254       0.0900      28.66
57      0.79492         0.79492       0.0925      31.55
58      0.87327         0.87327       0.0950      34.55
59      0.96181         0.96181       0.0975      38.24
60      1.06060         1.06060       0.1008      12.97
61      1.17052         1.17052       0.1075      10.82
62      1.29584         1.29584       0.1133       8.64
63      1.43920         1.43920       0.1183       6.25
64      1.60154         1.60154       0.1242       3.83
65      1.78128         1.78128       0.1317
66      1.97512         1.97512       0.1433
67      2.18573         2.18573       0.1550
68      2.41240         2.41240       0.1683
69      2.66044         2.66044       0.1867

*% OF COST OF INSURANCE

                                    CONTINUED

POLICY NUMBER: N0000000

                 TABLE OF GUARANTEED MAXIMUM INSURANCE RATES PER
                          $1,000 OF NET AMOUNT AT RISK

       BASE POLICY   MODIFIED BASE
      LIFE MONTHLY    LIFE MONTHLY
AGE       RATE           RATE
70       2.94130        2.94130
71       3.31274        3.31274
72       3.63092        3.63092
73       4.05839        4.05839
74       4.54125        4.54125
75       5.06274        5.06274
76       5.62182        5.62182
77       6.21386        6.21386
78       6.83323        6.83323
79       7.49615        7.49615
80       8.22966        8.22966
81       9.05444        9.05444
82       9.99708        9.99708
83      11.07331       11.07331
84      12.26711       12.26711
85      13.55590       13.55590
86      14.91786       14.91786
87      16.34412       16.34412
88      17.80841       17.80841
89      19.33266       19.33266
90      20.94167       20.94167
91      22.66794       22.66794
92      24.57677       24.57677
93      26.76406       26.76406
94      29.63735       29.63735
95      33.93111       33.93111
96      41.27938       41.27938
97      56.03985       56.03985
98      83.33333       83.33333
99      83.33333       83.33333

GUARANTEED MAXIMUM INSURANCE RATES WILL VARY BASED ON RATING CLASS AND GENDER.

                                TABLE OF CONTENTS
--------------------------------------------------------------------------------

Policy Data....................................................................3
Definitions....................................................................4
Introduction...................................................................6
The Owner and the Beneficiary..................................................7
Premium Payments...............................................................8
Death Proceeds................................................................11
The Guarantee Account.........................................................13
The Separate Account..........................................................14
Account Value Benefits........................................................16
Loan Benefits.................................................................21
General Information...........................................................22
Optional Payment Plans........................................................24

A copy of the application and any riders and endorsements follow page 26.

                                   DEFINITIONS

Account Value - The sum of the values under the Policy allocated to each Investment Option and our General Account.

Attained Age - The Insured's age on the Policy Date plus the number of full years since the Policy Date.

Base Specified Amount - A designated portion of the Specified Amount of insurance coverage that you elected on the application for this Policy. The Base Specified Amount is shown on the Policy data pages.

Beneficiary - The person or entity designated by the Owner to receive the Death Proceeds.

The Company - GE Capital Life Assurance Company of New York. "We", "us" or "our" refers to the Company.

Continuation Amount - A cumulative amount set forth on the Policy data pages for each month of the Continuation Period representing the minimum Net Total Premium necessary to keep the Policy in effect.

Continuation Period - The period, shown on the Policy data pages, during which the Policy will remain in effect if the Net Total Premium is at least equal to the Continuation Amount for the number of Policy Months that the Policy has been in effect.

Death Benefit - The benefit payable under the Policy upon the death of the Insured as determined as of the date of death.

Death Proceeds - The actual amount payable to the Beneficiary.

Policy Month - A one-month period beginning on a Monthly Anniversary Day and ending on the day immediately preceding the next Monthly Anniversary Day.

Separate Account - The segregated asset account of the Company shown on the Policy data pages.

Service Center - Our Service Center at 6610 West Broad Street, Richmond, Virginia 23230.

Specified Amount - An amount used in determining the insurance coverage on the Insured life. The Specified Amount is equal to the Base Specified Amount plus Modified Base Specified Amount, if any. If the Policy data pages shows an amount of Modified Base Specified Amount, then both the Base Specified Amount and Modified Base Specified Amount will continue in the same proportion to the whole Specified Amount throughout the life of your Policy.

Subaccount - A subdivision of the Separate Account, the assets of which are invested exclusively in a corresponding portfolio of a Fund.

Surrender Value - The amount payable to the Owner upon surrender of the Policy.

Unit Value - The unit of measure used to calculate the Account Value for each Subaccount.

Valuation Day - For each Subaccount, each day on which the New York Stock Exchange is open for regular trading except for days that the Subaccount's corresponding portfolio does not value its shares.

Valuation Period - The period that starts at the close of regular trading on the New York Stock Exchange on any Valuation Day and ends at the close of regular trading on the next succeeding Valuation Day.

                                  INTRODUCTION

This is a flexible premium variable life insurance policy. The first premium payment is due on the Policy Date. Additional premiums may be paid at any time while this Policy is in effect and before the Maturity Date subject to conditions specified in the Premium Payments section. In return for these premiums and the insurance application, we provide certain benefits.

The Policy provides Death Proceeds. Proceeds will be paid to a retained benefit account for lump sum distribution unless an Optional Payment Plan is chosen.

The Policy has an Account Value. The Account Value reflects the investment experience of the Investment Options. Account Value is the basis for certain benefits you can use before the Insured's death or at maturity.

READ YOUR POLICY CAREFULLY.

Inforce Illustrations

We will provide an inforce illustration of future life insurance and Account Value proceeds. To receive an illustration, send a written request to our Service Center. You must pay any service fee in effect at that time. The fee will not be more than $25 per illustration.

The illustration will assume:

     .    amounts of insurance;
     .    coverage options;
     .    future premium payments you specify; and
     .    other assumptions specified by you or by us.

Trustee

If a trustee is named as the Owner or Beneficiary of this Policy and exercises ownership rights or claims benefits, we will have no obligation to verify that a trust is in effect. We are not obligated to verify that the trustee is acting within the scope of his/her authority. Payment of Policy benefits to the trustee will release us from all obligations under the Policy to the extent of the payment. We will have no obligation to ensure that a payment to the trustee is applied according to the terms of the trust agreement.

                                PREMIUM PAYMENTS

This Policy's initial premium is due on the Policy Date.

Additional Premium Payments

Any premium payments after the first premium may be made under a periodic plan or at any time while this Policy is in effect and before the Insured's Attained Age of 100. We will not accept any premium payments after the Insured's Attained Age 100 except as necessary to keep the Policy in effect. For any premium payment that would result in an immediate increase in the difference between the Death Benefit and the Account Value, we reserve the right to require evidence, satisfactory to us, that the Insured is insurable. If satisfactory evidence is not provided before such premium payment, we reserve the right to refund the premium.

Periodic Premium Plan. You may request that we send reminders of your Planned Periodic Premium. You may choose to send premiums directly to us either annually, semi-annually, or quarterly. You may also arrange for pre-authorized payments from your bank account or similar facility either annually, semi-annually, quarterly or monthly. Planned Periodic Premiums will be subject to our rules on the minimum amount.

You may change the frequency or amount of your Planned Periodic Premium.

Unscheduled Payments. You may make an unscheduled premium payment at any time while this Policy is in effect. Unscheduled payments are applied first to repay any Policy Debt, unless you direct us otherwise. We reserve the right to require evidence, satisfactory to us, that the Insured is insurable. If satisfactory evidence is not provided before such premium payment, we reserve the right to refund the premium.

Maximum Premiums. If you have chosen the Guideline Premium Life Insurance Compliance Test, we will limit the total of all premiums paid to date for this Policy to the amounts shown in the table of maximum premiums on the Policy data pages. We may reject any premium, or any portion of a premium, that would result in the Policy being disqualified as life insurance under the Internal Revenue Code. We will refund any rejected premium along with any interest it accrued. Subject to prior New York Insurance Department approval, we reserve the right to change the table of maximum premiums when necessary as a result of changes in coverage or to maintain compliance with the Internal Revenue Code. If we do, we will send you a new table of maximum premiums reflecting the adjusted amounts. If you have chosen the Cash Value Accumulation Life Insurance Compliance Test, there are no limits on the amount of premiums except as specified in the Unscheduled Payments provision above.

Subject to prior New York Insurance Department approval, we reserve the right to amend this Policy as necessary to maintain compliance with the Internal Revenue Code. We will send any such amendments to you. You have the right to refuse such amendments and accept full responsibility for any consequences as a result of such refusal. We also reserve the right to return any premium with earnings thereon to maintain such compliance.

Coverage continues during the 61-day grace period. If the death of the Insured occurs during the grace period, proceeds will be reduced by the amount of the sufficient premium (as described in this provision) that would have been required to keep the Policy in effect.

If the sufficient premium is not paid by the end of the grace period, this Policy will terminate without value.

How This Policy Can Be Reinstated

You may reinstate this Policy within three years of the end of the grace period if:

     (1)  you submit an application for reinstatement;
     (2) you provide required evidence of insurability satisfactory to us to determine the guaranteed maximum cost of insurance rate scale;
     (3)  the Policy has not been surrendered for cash; and
     (4)  you pay the premium as described in this section.

The Policy will be reinstated effective on the date we approve the reinstatement. The surrender charge and the Continuation Period will be as though the Policy had been in effect continuously from its original Policy Date.

On the date of reinstatement, the Account Value will be allocated to the Investment Options. Unless you tell us otherwise, these allocations will be made in the same manner that Net Premiums are allocated.

If this Policy terminates and is reinstated before the end of the Continuation Period, you will have to pay a premium equal to (1) minus (2) minus (3) plus
(4), where:

     (1)  is the Continuation Amount as of the date of reinstatement;
     (2) is the sum of the monthly deductions that would have been made during the period between termination and reinstatement, divided by the Net Premium Factor;
     (3)  is the Net Total Premium on the date of termination; and
     (4) is an amount sufficient to keep the Policy in effect for two Policy Months after the date of reinstatement.

On the date of reinstatement, the Account Value will equal (a) plus (b) minus
(c), where:

     (a)  is the Account Value on the first day of the grace period;
     (b) is the premium paid to reinstate multiplied by the Net Premium Factor; and
     (c) is the monthly deduction for the month following the date of reinstatement.

If this Policy terminates before the end of the Continuation Period, and is reinstated after the end of the Continuation Period, you will have to pay a premium which, after multiplying it by the Net Premium Factor, equals (1) plus
(2) minus (3), where:

     (1)  is the surrender charge on the date of termination;
     (2) is an amount equal to the monthly deductions for two months after the date of reinstatement; and
     (3)  is the Account Value on the date of termination.

On the date of reinstatement, the Account Value will equal (a) plus (b) plus
(c), where:

     (a)  is the surrender charge in effect on the date of reinstatement;
     (b) is an amount equal to the monthly deductions for the two months after the date of reinstatement, minus the monthly deduction for the month following the date of reinstatement; and
     (c) is any premium paid in excess of the required reinstatement premium, multiplied by the Net Premium Factor.

If this Policy terminates after the end of the Continuation Period and is reinstated, you will have to pay a premium to keep the Policy in effect for at least two months.

Guideline Premium Test

If you elected the Guideline Premium Test, you must also choose one of three Death Benefit options.

Under option A for Attained Ages less than 100, the Death Benefit is the greater of (1) and (2), where:

     (1)  is the Specified Amount plus the Account Value; and
     (2)  is the Account Value multiplied by the corridor percentage.

Under option B for Attained Ages less than 100, the Death Benefit is the greater of (1) and (2), where:

     (1)  is the Specified Amount; and
     (2)  is the Account Value multiplied by the corridor percentage.

Under option C for Attained Ages less than 100, the Death Benefit is the greater of (1) and (2), where:

     (1)  is (a) plus (b) minus (c) minus (d), where:
          (a)  is the Specified Amount;
          (b)  is the sum of all premiums paid before Attained Age 75;
          (c) is the charges for additional benefits, other than qualified additional benefits as specified in Internal Revenue Code Section 7702(f)(5)(A);
          (d)  is the sum of all partial surrenders taken; and
     (2)  is the Account Value multiplied by the corridor percentage.

Under options A, B and C for Attained Ages 100 and older, the Death Benefit is the Account Value multiplied by 101 %.

The corridor percentage depends on the Attained Age of the Insured on the date of death.

Attained    Corridor    Attained    Corridor    Attained    Corridor    Attained    Corridor
  Age      Percentage     Age      Percentage     Age      Percentage     Age      Percentage
--------   ----------   --------   ----------   --------   ----------   --------   ----------
 40 or                     50         185%         61         128%         72         111%
younger       250%         51         178          62         126          73         109
   41         243          52         171          63         124          74         107
   42         236          53         164          64         122          75
   43         229          54         157          65         120        through
   44         222          55         150          66         119          90         105
   45         215          56         146          67         118          91         104
   46         209          57         142          68         117          92         103
   47         203          58         138          69         116          93         102
   48         197          59         134          70         115         94 or
   49         191          60         130          71         113         older       101

The Specified Amount and Account Value used in calculating the Death Benefit are amounts in effect on the date of death.

In no event will the Death Benefit be less than the amount required to keep the Policy qualified as life insurance.

How We Determine the Death Proceeds

The actual amount of Death Proceeds will depend on:

     .    the Death Benefit defined above, based on the option selected by the
          Owner;
     .    minus any partial surrenders;
     .    minus any Policy Debt and loan interest accrued and payable to us;
     .    plus any additional insurance provided by rider;
     .    plus or minus any increase or decrease in existing coverage;
     . the Insured's suicide during the first two Policy years or during the first two Policy years following an increase in existing coverage (See Suicide provision.); and
     .    any adjustment for misstatement of the Insured's age or gender.

                              THE SEPARATE ACCOUNT

The Separate Account supports the operation of this Policy and certain other variable life insurance policies we may offer. We will not allocate assets to the Separate Account to support the operation of any contracts or policies that are not variable life insurance.

We own the assets in the Separate Account. These assets are held separately from our other assets. They are not part of our General Account.

The Separate Account is registered with the Securities and Exchange Commission as a unit investment trust under the Investment Company Act of 1940. The Separate Account is also subject to New York laws which regulate the operations of insurance companies incorporated in New York. The investment policy of the Separate Account will not be changed without the approval of the New York Insurance Commissioner. The approval process is on file with the New York Insurance Commissioner.

Insulation of Assets

The Separate Account assets equal the reserves and other Policy liabilities supported by the Separate Account. These assets will not be charged with liabilities arising from any other business we conduct. We have the right to transfer to our General Account any assets of the Separate Account which are in excess of such reserves and other Policy liabilities.

Subaccounts

The Separate Account is divided into Subaccounts. Each Subaccount's income, gains and losses, whether or not realized, are credited to or charged against that Subaccount. This transaction is made without regard to other income, gains or losses of the Company or any other Subaccount.

The Subaccounts available under this Policy are shown on the Policy data pages. Each Subaccount invests exclusively in a portfolio. Shares of a Fund are purchased and redeemed at their net asset value. Any income, dividends or gains attributable to Fund shares are reinvested in additional Fund shares at net asset value.

Changes to the Separate Account and Subaccounts

Where permitted by applicable law, we may:

     .    create new separate accounts;
     .    combine separate accounts, including the Separate Account;
     .    transfer assets of the Separate Account to another separate account;
     . add new Subaccounts to or remove existing Subaccounts from the Separate Account or combine Subaccounts;
     . make Subaccounts (including new Subaccounts) available to such classes of policies as we may determine;
     .    add new Funds or remove existing Funds;
     . substitute new Funds for any existing Fund whose shares are no longer available for investment;
     . substitute new Funds for any existing Fund which we determine is no longer appropriate in light of the purposes of the Separate Account;
     . deregister the Separate Account under the Investment Company Act of 1940; and
     . operate the Separate Account under the direction of a committee or in any other form permitted by law.

In the event of any substitution or change, we may make such changes in this and other policies as may be necessary or appropriate to reflect the substitution or change.

We reserve the right to limit, upon written notice, the number of transfers each calendar year to twelve. Also, we reserve the right to refuse to execute any transfer:

     (1) if any of the Subaccounts that would be affected by the transfer is unable to purchase or redeem shares of the relevant portfolio in which the Subaccount invests; or
     (2) if the transfer is a result of more than one trade involving the same Subaccount within a 30 day period; or
     (3) if necessary for the Policy to be treated as a life insurance policy under the Internal Revenue Code of 1986, as amended; or
     (4) if the transfer would adversely affect any Fund affected by the transfer

Where permitted by law, we may accept your authorization of third party transfers. We may restrict the Subaccounts that will be available to you for transfers. This restriction may occur during any period such third party is authorized to act for you. We will give you prior notice of any restrictions. We will not enforce such restrictions if you provide us with satisfactory evidence that:

     (1) a court of competent jurisdiction has appointed such third party to act for you; or
     (2) you have appointed such third party to act for you for all of your financial affairs.

                             ACCOUNT VALUE BENEFITS

How We Determine Account Value

The Account Value of the Policy is equal to:

     (a)  the Account Value allocated to the Subaccounts; plus
     (b)  the Account Value allocated to the Guarantee Account; plus
     (c)  the Account Value held in the General Account to secure Policy Debt.

Account Value in the Separate Account

At the end of the Valuation Period during which the initial premium is received, the Account Value in each Subaccount is (a) minus (b), where:

     (a) is the portion of the initial Net Premium which has been paid and allocated to that Subaccount; and
     (b) is the portion of any due and unpaid monthly deductions allocated to the Account Value in that Subaccount.

At the end of each Valuation Period after such date, the Account Value allocated to each Subaccount is (a) plus (b) plus (c) minus (d) minus (e) minus (f), where:

     (a) is the Account Value allocated to the Subaccount at the end of the preceding Valuation Period, multiplied by the Subaccount's net investment factor for the current period;
     (b) is Net Premiums received during the current Valuation Period that have been allocated to the Subaccount;
     (c) is any other amounts transferred into the Subaccount during the current Valuation Period;
     (d) is the Account Value transferred out of the Subaccount during the current Valuation Period;
     (e) is any partial surrender made from the Subaccount during the current Valuation Period; and
     (f) is any monthly deduction allocated to the Subaccount during the current Valuation Period.

Account Value in the Guarantee Account

The Account Value in the Guarantee Account is (a) plus (b) minus (c) minus (d), where:

     (a)  is the sum of all amounts allocated to it;
     (b)  is any interest credited on those amounts;
     (c)  is any amounts removed by transfer, partial surrender or loan; and
     (d) is any amounts deducted for charges made under the Policy and any riders

You may allocate your monthly deduction at any time among as many as ten Subaccounts in addition to any Guarantee Account. Your allocations of each monthly deduction must total 100%. Each allocation must be a whole percentage. The monthly deduction will initially be allocated in accordance with your instructions. You may change the allocation of monthly deductions at any time without charge. To change your allocations send us a notice at our Service Center. The notice must be in writing or in any form acceptable to us. The changed allocation will apply to monthly deductions after we record the change. We reserve the right to limit, upon written notice, the number of changes to your allocation of monthly deductions each Policy Month to one.

If you do not provide instructions concerning the allocation of your monthly deduction or if the Account Value in any Investment Option is inadequate to pay the charges allocated to that Investment Option, we will deduct the charges from each Investment Option in the same proportion that the Account Value in that Investment Option bears to the total Account Value in all Investment Options.

The monthly Policy charge, the Policy initial monthly expense charge and any Policy increase monthly expense charge may be changed from time to time, but they will never be more than the guaranteed maximum charge. A change in these charges will apply to all persons of the same age, gender and rating class and whose policies have been in effect for the same length of time.

Cost of Insurance

The cost of insurance is calculated on each Monthly Anniversary Day and is based on the net amount at risk. The net amount at risk is calculated by dividing the Death Benefit by 1.0032737, and then subtracting the Account Value. To determine the cost of insurance for a particular Policy Month, we divide the net amount at risk by 1000 and multiply that result by the applicable cost of insurance rate.

Cost of Insurance Rate. The monthly rate is based on the Insured's gender, issue age, Policy duration and risk class. The risk class (and therefore the rates) will be determined separately for the initial Specified Amount and for any increase in the Specified Amount that requires evidence of insurability. The rates are determined by us according to our expectations of future experience for mortality, lapse, taxes, interest, and expenses. We can change the rates from time to time, but they will never be more than the maximum rates shown in the Table of Guaranteed Maximum Insurance Rates. A change in rates will apply to all persons of the same age, gender and risk class and whose policies have been in effect for the same length of time.

Insufficient Surrender Value

On a Monthly Anniversary Day, if the Surrender Value is not enough to cover the monthly deduction for that Monthly Anniversary Day, the Grace Period provision will apply.

Surrender

You can surrender this Policy by sending a written request and the Policy to our Service Center. The surrender must take place during the Insured's life and before the Maturity Date. Unless an Optional Payment Plan is chosen, any proceeds will be paid to you in a lump sum.

The amount payable on surrender is the Surrender Value. The Surrender Value is
(a) minus (b) minus (c), where:

     (a) is the Account Value on the date we receive your request for surrender in our Service Center;
     (b)  is any Policy Debt; and
     (c)  is any surrender charge that applies.

After the paid-up insurance becomes effective:

     .    premium payments will not be accepted;
     .    all additional benefits provided by rider will end;
     .    Policy loans will not be available;
     .    transfer of Account Value among Investment Options is not permitted;
     . the monthly deduction that is taken from the Account Value will include only the cost of insurance charge;
     . the guaranteed maximum cost of insurance rates are applied to determine the cost of insurance charge; and
     . interest is credited to the Account Value at the guaranteed minimum interest rate that applies to the Guarantee Account.

Prior to the Maturity Date, the Death Benefit payable on the death of the Insured is the amount of paid-up insurance. Paid-up insurance will terminate on the earlier of the death of the Insured or the Maturity Date.

Surrender of Paid-Up Insurance. The paid-up insurance may be surrendered at any time during the Insured's life and before the Maturity Date. The amount payable on surrender is the Account Value on the date of surrender.

Maturity Date of the Paid-Up Insurance. After the effective date of paid-up insurance, the Maturity Date of the Policy is the Policy anniversary nearest the Insured's 100th birthday. The amount payable on the Maturity Date is the Account Value. The Policy terminates on the Maturity Date.

Postponement of Payments

We will usually pay any amounts payable as a result of surrender, partial surrender or Policy loan after we receive written request in our Service Center, in a form satisfactory to us. Except to pay premiums, we reserve the right to defer payment of Policy loans for six months. If payment of a Policy loan or surrender is not made within 10 days of receipt of documentation necessary to complete the transaction, we will pay interest at an annual rate of interest as applicable under Optional Payment Plan 4 (3% minimum annual rate) on the Policy loan or surrender.

Payment of any amount for surrender, partial surrender, Policy loan or Death Proceeds in excess of the Specified Amount may be postponed whenever:

     . the New York Stock Exchange is closed other than customary week-end and holiday closings, or trading on the New York Stock Exchange is restricted as determined by the Securities and Exchange Commission; or
     . the Securities and Exchange Commission by order permits postponement for the protection of policyowners; or
     . an emergency exists, as determined by the Securities and Exchange Commission, as a result of which disposal of securities is not reasonably practicable or it is not reasonably practicable to determine the value of the net assets of the Separate Account.

We have the right to defer payment which is derived from any amount recently paid to us by check or draft, until we are satisfied the check or draft has been paid by the bank on which it was drawn.

We reserve the right to defer payment of any amounts from the Guarantee Account for up to six months. We will not defer if the law requires us to pay earlier. We will not defer if the amount payable is to be used to pay premiums on policies with us.

All amounts in (a) and (b) above are as of the Monthly Anniversary Day when excess Policy Debt first occurs.

After the Continuation Period, if Policy Debt on any Monthly Anniversary Day exceeds the Account Value less any surrender charge that applies, your Policy will enter a 61-day grace period. In this case, you will have the 61-day grace period to pay a minimum loan payment equal to the amount by which Policy Debt exceeds the Account Value less any surrender charge. As used in this paragraph, Policy Debt, Account Value and surrender charge are all as of the Monthly Anniversary Day when excess Policy Debt first occurs.

We will send written notice of the minimum loan payment to you and any assignee of record at our Service Center no earlier than and within 30 days after the beginning of the grace period. If you do not pay the minimum loan payment by the end of the grace period, your Policy will terminate without value.

                               GENERAL INFORMATION

Annual Statement

On each Policy anniversary, we will send you an annual statement that will describe the current status of your Policy and any other information required by the New York Insurance Department. The statement will show the Specified Amount, the Account Value, the Surrender Value and Policy Debt as of the Policy anniversary. The statement will also show premiums paid and charges made during the Policy year.

Calculation of Values

Our calculations of guaranteed maximum cost of insurance rates are based on the Commissioners' 1980 Standard Ordinary Smoker or Nonsmoker Mortality Tables (age nearest birthday).

The values provided for in this Policy are always at least what is required by New York. A detailed statement of how we calculate the values in this Policy has been filed with the New York Insurance Department.

Claims of Creditors

To the extent permitted by law, the benefits under this Policy will not be subject to claims of creditors or legal process.

Limits on Contesting This Policy

In deciding to issue this Policy, we relied on statements in the application for the Policy. If we increase the Specified Amount or reinstate the Policy after it lapses, we rely on statements in a supplemental application or a reinstatement application. The statements in all such applications are considered representations and not warranties.

We can contest this Policy, an increase in Specified Amount and/or a reinstatement of this Policy, if:

     . any material misrepresentation of fact was made in the application, a supplemental application or a reinstatement application; and
     . a copy of that application was attached to the Policy when issued or delivered, or was made a part of the Policy when a change in coverage or Policy reinstatement went into effect.

Written Notice

Any written notice to us should be sent to our Service Center. Please include the Policy number and the Insured's full name.

Any notice we send to you will be sent to your last known address. Notify us of any change of address.

                             OPTIONAL PAYMENT PLANS

Death Proceeds, Surrender Value or benefits at maturity will be paid in one lump sum, unless requested otherwise. Any part of the proceeds can be left with us and paid under a payment plan. During the Insured's life, you can choose a plan. A Beneficiary can choose a plan if you have not chosen one at the Insured's death.

There are several important payment plan rules:

     .    The payee under a plan cannot be a corporation, association or fiduciary.
     . If you change a Beneficiary, your plan selection will no longer be in effect unless you request that it continue.
     .    Any choice or change of a plan must be sent in writing to our Home
          Office.
     .    The amount of each payment under a plan must be at least $50.
     . Payments will begin either on the date of the Insured's death, on surrender or on the Maturity Date, except for payments under Plan 4 which begin at the end of the first interest period.
     .    Payments are backed by assets in our General Account.
     . The guaranteed amount payable under Plan 2 and Plan 5 is calculated using the 1983 Table'a' with improvement scale G (age nearest birthday), and will earn interest at 3% compounded yearly.

Plan 1. Income for A Fixed Period. We will make equal periodic payments for a fixed period, not longer than 30 years. Payments can be annual, semi-annual, quarterly or monthly. Payments will be made according to the table in this section. Guaranteed amounts payable under this plan will earn interest at 3% compounded yearly. We may increase the interest and the amount of any payment. If the payee dies, the amount of the remaining guaranteed payments will be discounted to the date of the payee's death at a yearly rate of 3%. Discounted means we will deduct the amount of interest each remaining payment would have included had it not been paid out early. The discounted amount will be paid in one sum to the payee's estate unless otherwise provided.

Plan 2. Life Income. We will make equal monthly payments for a guaranteed minimum period. If the payee lives longer than the minimum period, payments will continue for his or her life. The minimum period can be 10, 15 or 20 years. Payments will be according to the table in this section. For payments of the same amount at some ages for different periods, we will deem an election for the longest period that could have been elected for such age and amount. Guaranteed amounts payable under this plan will earn interest at 3% compounded yearly. We may increase the interest rate and the amount of any payment. If the payee dies before the end of the guaranteed period, the amount of remaining payments for the minimum period will be discounted at the same interest rate used to calculate the monthly income. The discounted amounts will be paid in one sum to the payee's estate unless otherwise provided.

Plan 3. Income of A Definite Amount. We will make equal periodic payments of a definite amount. Payments can be annual, semi-annual, quarterly or monthly. The amount paid each year must be at least $120 for each $1,000 of proceeds. Payments will continue until the proceeds are exhausted. The last payment will equal the amount of any unpaid proceeds. Unpaid proceeds will earn interest at 3% compounded yearly. We may increase the interest rate. If we do, the payment period will be extended. If the payee dies, the amount of the remaining proceeds with earned interest will be paid in one sum to his or her estate unless otherwise provided.

Plan 5 Table: Monthly payment rates for each $1000 of proceeds under Plan 5.

---------------------------------------------------------------------------------------------------------
                                               Female Settlement Age
Male Settlement   ---------------------------------------------------------------------------------------
      Age           35      40      45      50      55      60      65      70      75      80    85&over
---------------------------------------------------------------------------------------------------------
      35          $2.95   $3.00   $3.06   $3.11   $3.15   $3.18   $3.20   $3.22   $3.23   $3.24    $3.24
      40           2.98    3.06    3.13    3.20    3.26    3.31    3.35    3.38    3.40    3.41     3.42
      45           3.01    3.10    3.20    3.30    3.39    3.46    3.53    3.58    3.61    3.64     3.65
      50           3.03    3.14    3.25    3.38    3.51    3.63    3.73    3.81    3.87    3.91     3.93
      55           3.04    3.16    3.30    3.45    3.62    3.79    3.94    4.08    4.18    4.25     4.29
      60           3.05    3.18    3.33    3.51    3.72    3.94    4.16    4.37    4.55    4.67     4.75
      65           3.06    3.19    3.36    3.56    3.79    4.07    4.37    4.68    4.96    5.18     5.32
      70           3.07    3.20    3.37    3.59    3.85    4.17    4.55    4.97    5.39    5.75     6.00
      75           3.07    3.21    3.38    3.61    3.89    4.24    4.68    5.20    5.78    6.32     6.73
      80           3.07    3.21    3.39    3.62    3.91    4.28    4.76    5.37    6.08    6.81     7.40
    85&over        3.07    3.22    3.39    3.62    3.92    4.31    4.81    5.47    6.28    7.15     7.91
---------------------------------------------------------------------------------------------------------

Figures for intermediate ages, for two males or two females will be furnished upon request.

Settlement Age: The settlement age is the payee's age nearest birthday on the date payments begin, minus an age adjustment from the table below. The age adjustment cannot exceed the age of the payee.

------------------------------------------------------------
     Year Payments Begin                             Age
After                   Prior To                  Adjustment
------------------------------------------------------------
----                     2001                          0
2000                     2026                          3
2025                     2051                          7
2050                     ----                         10
------------------------------------------------------------

                            FLEXIBLE PREMIUM VARIABLE
                             LIFE INSURANCE POLICY
--------------------------------------------------------------------------------

     .    Death Proceeds payable at the Insured's death prior to Maturity Date
     .    Adjustable Death Benefit
     .    Flexible premiums payable for the Insured's life or until maturity
     .    Some benefits reflect investment results
     .    Non participating

--------------------------------------------------------------------------------

                            GE CAPITAL LIFE ASSURANCE
                               COMPANY OF NEW YORK

                  GE CAPITAL LIFE ASSURANCE COMPANY OF NEW YORK
                         ACCIDENTAL DEATH BENEFIT RIDER
--------------------------------------------------------------------------------

This rider provides an additional death benefit on the life of the Insured. We will pay this benefit when we receive due proof of the Insured's death, if:

     . the death resulted, directly and independently of all other causes, from bodily injury caused solely by external, violent and accidental means; and
     .    the injury and death occurred while this rider was in effect; and
     .    the death occurred within 180 days of the injury; and
     . the death occurred after the policy anniversary nearest the Insured's 5th birthday; and
     . the death occurred before the policy anniversary nearest the Insured's 70th birthday.

Amount of Benefit

The amount of accidental death benefit is the Specified Amount of Accidental Death Benefit shown in the policy data pages.

Change in Existing Amount of Benefit

After this rider has been in effect for one year, you can increase or decrease the Specified Amount of Accidental Death Benefit. To make a change, send a written request and the Policy to our Home Office.

Decrease. Any decrease will become effective on the Monthly Anniversary Day after the date we receive the request. The decrease will first apply to coverage provided by the most recent increase, then to the next most recent increases successively, then to coverage provided under the original application. The least Specified Amount of Accidental Death Benefit that may be in effect after a change is $2,000.

Increase. To apply for an increase you must submit a supplemental application. You will have to submit evidence satisfactory to us that the Insured is insurable. Any approved increase will become effective on the date shown in the supplemental policy data page. Any increase will be subject to deduction of the first month's cost of increased insurance from the Account Value of this Policy. Any increase will be limited by the Company's rules in effect at the time of the change.

When the Rider is Effective

This rider goes into effect on the Policy Date unless another effective date is shown in the policy data pages. The effective date of any increase is shown in the policy data pages.

This rider will end:

     .    if the grace period ends without sufficient premium being paid; or
     .    if the policy is surrendered; or
     .    if you send us a written request to end the rider; or
     .    if the Policy ends; or
     .    on the policy anniversary nearest the Insured's 70th birthday.

Exceptions

This benefit will not be paid if death results solely or partly, directly or indirectly, from:

     .    suicide, or attempted suicide, while sane or insane; or
     .    committing or attempting to commit an assault or felony; or
     .    war, whether or not declared, or any act of war, or insurrection; or
     .    service in any armed force engaged in a military conflict; or
     .    participation in maneuvers of an armed force; or
     . travel in, flight on, or descent from any aircraft unless the Insured is on the aircraft solely as a passenger (Aircraft includes a rocket or any vehicle for travel in or beyond the earth's atmosphere); or
     . voluntary use of any drug or medication except those prescribed by a member of the medical profession; or
     . bodily or mental infirmity, disease or infection, or their medical or surgical treatment. We will cover death from an infection which occurs due to an accidental cut or wound.

                  GE CAPITAL LIFE ASSURANCE COMPANY OF NEW YORK
                            DISABILITY BENEFIT RIDER
--------------------------------------------------------------------------------

This rider provides benefits while the Insured is totally disabled. However, it will not provide any benefits until after six months of continuous total disability.

During the Continuation Period, on each Monthly Anniversary Day while the Insured is totally disabled, we will credit to this Policy a premium equal to the greater of the monthly deductions or the amount by which the Continuation Amount for the current Policy Month exceeds the Continuation Amount for the preceding Policy Month.

After the Continuation Period, on each Monthly Anniversary Day while the Insured is totally disabled, we will waive the monthly deductions due under this Policy, including the monthly costs of any benefits provided by rider.

After we receive proof the Insured has been continuously totally disabled for six months, we will make benefits effective from the commencement of total disability.

Coverage will continue during any period for which benefits are provided under this rider.

The total disability must start while this rider is in effect. It also must start before the policy anniversary nearest the Insured's 65th birthday.

We will not waive any deduction due on or after the policy anniversary nearest the Insured's 65th birthday, except as provided below.

If the Insured is totally disabled and monthly deductions are being waived, this Policy will not lapse solely because the Account Value becomes less than the surrender charge.

When this Rider is Effective

Coverage provided as a result of the original application for this rider goes into effect on the Policy Date unless another effective date is shown in the policy data pages.

If you increase the Specified Amount under the Policy, the coverage under this rider will increase at the same time.

Coverage under this rider will end:

     .    on the policy anniversary nearest the Insured's 65th birthday; or
     .    if the grace period ends without sufficient premium being paid; or
     .    if the Policy is surrendered; or
     .    if you send a written request to end the rider; or
     .    if the Policy ends.

Any monthly deduction due on or after the policy anniversary nearest the Insured's 65th birthday will be waived only if on that date the Insured:

     .    is totally disabled; and
     .    has been continuously totally disabled during the previous five years;
          and
     .    was entitled to benefits under this rider.

Totally Disabled

The Insured will be considered totally disabled if the total disability:

     .    results from bodily injury or disease; and
     .    continues uninterrupted for at least six months; and
     . during its first two years causes the Insured to be unable to perform the substantial duties of his or her regular occupation; and
     . after its first two years causes the Insured to be unable to perform the substantial duties of any and every occupation or work for pay or profit for which he or she is qualified by education, training or experience.

Any of the following are deemed to cause the Insured to be totally disabled:

     .    The entire, irrevocable loss of sight of both eyes.
     .    The loss of use of both hands.
     .    The loss of use of both feet.
     .    The loss of use of one hand and one foot.

The loss must occur after this rider goes into effect.

                            FLEXIBLE PREMIUM VARIABLE
                             JOINT AND LAST SURVIVOR
                              LIFE INSURANCE POLICY
--------------------------------------------------------------------------------

To the Owner: Please read your Policy carefully. This Policy is a legal contract between you and the Company. You, the Owner, have benefits and rights described in this Policy. We will pay any Account Value less outstanding Policy Debt to you on the Maturity Date if one Insured is living on that date, subject to Policy provisions. The Insureds are named in the Policy. The Beneficiary is as named in the attached application, unless later changed. We will pay the Death Proceeds of this Policy to the Beneficiary, subject to policy provisions. This is a Flexible Premium Variable Joint and Last Survivor Life Insurance Policy. You may increase the Specified Amount. We will allocate premiums to the Separate Account named on the policy data pages.

ACCOUNT VALUE IN THE SEPARATE ACCOUNT IS BASED ON THE INVESTMENT EXPERIENCE OF THAT ACCOUNT, AND MAY INCREASE OR DECREASE DAILY. IT IS NOT GUARANTEED AS TO DOLLAR AMOUNT. ACCOUNT VALUE IN THE GUARANTEE ACCOUNT IS GUARANTEED BY THE COMPANY AS TO DOLLAR AMOUNT. SEE ACCOUNT VALUE BENEFITS SECTION. THE AMOUNT OF THE DEATH BENEFIT OR THE DURATION OF THE DEATH BENEFIT MAY VARY OR BE FIXED UNDER SPECIFIED CONDITIONS AND MAY INCREASE OR DECREASE. SEE DEATH PROCEEDS SECTION. THE MAXIMUM LOAN AMOUNT IS NINETY PERCENT OF THE DIFFERENCE BETWEEN THE ACCOUNT VALUE AND ANY SURRENDER CHARGE ON THE DATE OF THE LOAN. THE POLICY MAY NOT QUALIFY AS LIFE INSURANCE AFTER THE YOUNGER INSURED'S ATTAINED AGE 100 UNDER FEDERAL TAX LAW AND MAY BE SUBJECT TO ADVERSE TAX CONSEQUENCES. YOU SHOULD CONSULT A TAX ADVISOR BEFORE CONTINUING THE POLICY AFTER AGE 100.

Refund Privilege. You may return this Policy to our Home Office or to your agent within 10 days after its delivery for a refund. The amount of the refund will equal the total of all premiums paid.

                For GE Capital Life Assurance Company of New York


     /s/ Pamela S. Schutz                     /s/ Donita M. King
     ------------------------                 ------------------------
         PAMELA S. SCHUTZ                         DONITA M. KING
            PRESIDENT                                SECRETARY

--------------------------------------------------------------------------------

..    Flexible Premium Variable Joint and Last Survivor Life Insurance Policy
..    Death Proceeds payable at the death of the last Insured prior to Maturity
     Date
..    No benefit payable at the death of the first Insured
..    Adjustable Death Benefit
..    Flexible premiums payable until the death of the last Insured or until maturity
..    Some benefits reflect investment results
..    Non participating

--------------------------------------------------------------------------------

                            GE CAPITAL LIFE ASSURANCE
                               COMPANY OF NEW YORK

           125 Park Avenue, Sixth Floor, New York, New York 10017-5529
                                 A Stock Company

POLICY DATA
SCHEDULE OF BENEFITS                                        SCHEDULE OF PREMIUMS
                                                               AMOUNT   PAYABLE

LIFE INSURANCE
       PLANNED PERIODIC PREMIUM                                $943.92  ANNUALLY

LIFE INSURANCE COMPLIANCE TEST: GUIDELINE PREMIUM TEST (THIS ELECTION IS
       IRREVOCABLE FOR THE LIFE OF THE CONTRACT.)

MINIMUM NET PREMIUM FACTOR: 0.925 (THE MINIMUM NET PREMIUM FACTOR REFLECTS THE
       MAXIMUM DEDUCTION OF 7.5% OF EACH PREMIUM RECEIVED)

MAXIMUM POLICY LOAN INTEREST RATES:
       DURING POLICY YEARS 1 THROUGH 10:      4.40% PER ANNUM PAYABLE IN ARREARS
       DURING POLICY YEARS 11 AND THEREAFTER: 4.00% PER ANNUM PAYABLE IN ARREARS

MINIMUM POLICY LOAN CREDITING RATE:           4.00% ON ACCOUNT VALUE THAT IS
                                              LOANED

MINIMUM SPECIFIED AMOUNT:                     $200,000

NOTE: IT IS POSSIBLE THAT COVERAGE WILL EXPIRE PRIOR TO THE MATURITY DATE SHOWN EVEN IF PLANNED PERIODIC PREMIUMS ARE PAID DUE TO THE INVESTMENT PERFORMANCE OF THE FUNDS IN THE INVESTMENT OPTIONS, PARTIAL SURRENDERS, OR CHANGES IN DEATH BENEFIT OPTIONS. SEE THE GRACE PERIOD PROVISION. WE HAVE THE RIGHT TO CHARGE UP TO THE GUARANTEED MAXIMUM COST OF INSURANCE RATES AND OTHER MAXIMUM EXPENSE CHARGES. THIS MAY RESULT IN YOU HAVING TO PAY MORE PREMIUM THAN WAS ILLUSTRATED OR THE ACCOUNT VALUE MAY BE LESS THAN THOSE ILLUSTRATED.

        OWNER  THE INSURED

     INSUREDS  JOHN DOE               MALE 35 AGE NEAREST BIRTHDAY
                                      NON-NICOTINE STANDARD RATING CLASS
               JANE DOE               FEMALE 30 AGE NEAREST BIRTHDAY
                                      NICOTINE STANDARD RATING CLASS

POLICY NUMBER  N00000000

  POLICY DATE  JULY 1, 2001           JULY 1, 2096      MATURITY DATE

                                      MONTHLY ANNIVERSARY DAY 1

         PLAN  FLEXIBLE PREMIUM VARIABLE JOINT AND LAST SURVIVOR LIFE
               INSURANCE

               $150,000 BASE SPECIFIED AMOUNT - DEATH BENEFIT OPTION B
               $50,000 MODIFIED BASE SPECIFIED AMOUNT - DEATH BENEFIT OPTION B

POLICY NUMBER: N00000000

CHARGES:

       MAXIMUM MONTHLY POLICY CHARGE:                                     $ 8.00

       BASE SPECIFIED AMOUNT:
            MAXIMUM POLICY INITIAL MONTHLY EXPENSE CHARGE PER $1,000
            DURING THE FIRST 10 POLICY YEARS:                             $ 0.14
            MAXIMUM POLICY INCREASE MONTHLY EXPENSE CHARGE PER $1,000
            DURING THE FIRST 10 POLICY YEARS THAT INCREASE IS EFFECTIVE:  $ 0.14

       MODIFIED BASE SPECIFIED AMOUNT:
            MAXIMUM INITIAL MONTHLY EXPENSE CHARGE PER $1,000:            $ 0.14
            MAXIMUM INCREASE MONTHLY EXPENSE CHARGE PER $1,000:           $ 0.14

       MAXIMUM TRANSFER CHARGE:                                           $20.00

       MORTALITY AND EXPENSE RISK CHARGE:
            0.50% ANNUALLY (.041572% MONTHLY) OF THE FIRST $200,000 OF UNLOANED ACCOUNT VALUE IN SEPARATE ACCOUNT; PLUS 0.10% ANNUALLY (.004166% MONTHLY) OF THE REMAINING UNLOANED ACCOUNT VALUE IN SEPARATE ACCOUNT DURING THE FIRST 20 POLICY YEARS

       PARTIAL SURRENDER CHARGE: LESSER OF $25.00 AND 2.00% OF AMOUNT OF PARTIAL
            SURRENDER

SEPARATE ACCOUNT III

SUBACCOUNTS                                ARE INVESTED IN
                                        [AIM VARIABLE INSURANCE FUNDS
AIM CAPITAL APPRECIATION - B               AIM V.I. CAPITAL APPRECIATION FUND
AIM GROWTH - B                             AIM V.I. GROWTH FUND
AIM VALUE - B                              AIM V.I. VALUE FUND

                                        ALLIANCE VARIABLE PRODUCTS SERIES FUND,
                                        INC.
AVP GROWTH & INCOME - B                    GROWTH AND INCOME PORTFOLIO
AVP PREMIER GROWTH - B                     PREMIER GROWTH PORTFOLIO
AVP QUASAR - B                             QUASAR PORTFOLIO

                                        DREYFUS
DRF EMERGING MARKETS - B                   DREYFUS INVESTMENT PORTFOLIOS -
                                              EMERGING MARKETS PORTFOLIO
DRF SOCIALLY RESPONSIBLE                   THE DREYFUS SOCIALLY RESPONSIBLE
    GROWTH - B                                GROWTH FUND, INC.

                                        FEDERATED INSURANCE SERIES
FED HIGH INCOME BOND - B                   FEDERATED HIGH INCOME BOND FUND II
FED INTERNATIONAL SMALL COMPANY - B        FEDERATED INTERNATIONAL SMALL COMPANY
                                              FUND II

                                        FIDELITY VARIABLE INSURANCE PRODUCTS
                                        FUND
FID EQUITY-INCOME - B                      EQUITY-INCOME PORTFOLIO
FID GROWTH - B                             GROWTH PORTFOLIO

                                        FIDELITY VARIABLE INSURANCE PRODUCTS
                                        FUND II
FID CONTRAFUND - B                         CONTRAFUND PORTFOLIO

                                        FIDELITY VARIABLE INSURANCE PRODUCTS
                                        FUND III
FID GROWTH & INCOME - B                    GROWTH & INCOME PORTFOLIO
FID MID CAP - B                            MID CAP PORTFOLIO

                                        GE INEVESTMENTS FUNDS, INC.
GEI MID-CAP VALUE EQUITY                   MID-CAP VALUE EQUITY FUND
GEI MONEY MARKET - B                       MONEY MARKET FUND
GEI PREMIER GROWTH EQUITY - B              PREMIER GROWTH EQUITY FUND
GEI S&P 500 INDEX - B                      S&P INDEX FUND
GEI SMALL CAP VALUE EQUITY - B             SMALL-CAP VALUE EQUITY FUND
GEI U.S. EQUITY - B                        U.S. EQUITY FUND
GEI VALUE EQUITY - B                       VALUE EQUITY FUND

                                        JANUS ASPEN SERIES
JAN AGGRESSIVE GROWTH - B                  AGGRESSIVE GROWTH PORTFOLIO
JAN BALANCED - B                           BALANCED PORTFOLIO
JAN CAPITAL APPRECIATION - B               CAPITAL  APPRECIATION PORTFOLIO
JAN GLOBAL LIFE SCIENCES - B               GLOBAL LIFE SCIENCES PORTFOLIO
JAN GLOBAL TECHNOLOGY - B                  GLOBAL  TECHNOLOGY PORTFOLIO
JAN GROWTH - B                             GROWTH PORTFOLIO
JAN INTERNATIONAL GROWTH - B               INTERNATIONAL GROWTH PORTFOLIO
JAN WORLDWIDE GROWTH - B                   WORLDWIDE GROWTH PORTFOLIO

                                    CONTINUED                  EFFECTIVE 7/01/01

                                        MFS VARIABLE INSURANCE TRUST
MFS INVESTORS GROWTH STOCK - B             MFS INVESTORS GROWTH STOCK SERIES
MFS INVESTORS TRUST - B                    MFS INVESTORS TRUST SERIES
MFS NEW DISCOVERY - B                      MFS NEW DISCOVERY SERIES
MFS UTILITIES - B                          MFS UTILITIES SERIES

                                        OPPENHEIMER VARIABLE ACCOUNT FUNDS
OPP GLOBAL SECURITIES/VA - B               OPPENHEIMER GLOBAL SECURITIES FUND/VA
OPP MAIN STREET GROWTH &                   OPPENHEIMER MAIN STREET GROWTH &
    INCOME/VA - B                             INCOME FUND/V/

                                        PIMCO VARIABLE INSURANCE TRUST
PIM FOREIGN BOND - B                       FOREIGN BOND PORTFOLIO
PIM HIGH YIELD BOND - B                    HIGH YIELD BOND PORTFOLIO
PIM LONG-TERM                              LONG-TERM U.S. GOVERNMENT BOND
   U.S. GOVERNMENT BOND - B                   PORTFOLIO

PIM TOTAL RETURN BOND - B                  TOTAL RETURN BOND PORTFOLIO

                                        RYDEX VARIABLE TRUST
RYD OTC - B **                             RYDEX OTC FUND]

GUARANTEE ACCOUNT
MINIMUM GUARANTEED INTEREST RATE 4%

YOU MAY ALLOCATE YOUR PREMIUMS AND ACCOUNT VALUE TO AS MANY AS TEN SUBACCOUNTS IN ADDITION TO ANY GUARANTEE ACCOUNT AT ANY ONETIME. YOUR ALLOCATIONS OF EACH PREMIUM MUST TOTAL 100%. EACH PREMIUM ALLOCATION MUST BE A WHOLE PERCENTAGE.

CONSULT YOUR PROSPECTUS FOR INVESTMENT DETAILS.

* "STANDARD & POOR'S," "S&P," "S&P 500," "STANDARD & POOR'S 500," AND "500" ARE TRADEMARKS OF THE MCGRAW-HILL COMPANIES, INC. AND HAVE BEEN LICENSED FOR USE BY GE ASSET MANAGEMENT INCORPORATED. THE S&P 500 INDEX FUND IS NOT SPONSORED, ENDORSED, SOLD OR PROMOTED BY STANDARD & POOR'S AND STANDARD & POOR'S MAKES NO REPRESENTATION REGARDING THE ADVISABILITY OF INVESTING IN THE FUND.

** THE NASDAQ 100 INDEX IS AN UNMANAGED INDEX THAT IS A WIDELY RECOGNIZED INDICATOR OF OTC MARKET PERFORMANCE.

                                                               EFFECTIVE 7/01/01

POLICY NUMBER: N00000000

                            TABLE OF MAXIMUM PREMIUMS
              FOR GUIDELINE PREMIUM LIFE INSURANCE COMPLIANCE TEST

POLICY    MAXIMUM    POLICY     MAXIMUM
 YEAR     PREMIUM     YEAR      PREMIUM

   1     16,040.91     36      56,365.56
   2     16,040.91     37      57,931.27
   3     16,040.91     38      59,496.98
   4     16,040.91     39      61,062.69
   5     16,040.91     40      62,628.40
   6     16,040.91     41      64,194.11
   7     16,040.91     42      65.759.82
   8     16,040.91     43      67,325.53
   9     16,040.91     44      68,891.24
  10     16,040.91     45      70,456.95
  11     17,222.81     46      72,022.66
  12     18,788.52     47      73,588.37
  13     20,354.23     48      75,154.08
  14     21,919.94     49      76,719.79
  15     23,485.65     50      78,285.50
  16     25,051.36     51      79,851.21
  17     26,617.07     52      81,416.92
  18     28,182.78     53      82,982.63
  19     29,748.49     54      84,548.34
  20     31,314.20     55      86,114.05
  21     32,879.91     56      87,679.76
  22     34,445.62     57      89,245.47
  23     36,011.33     58      90,811.18
  24     37,577.04     59      92,376.89
  25     39,142.75     60      93,942.60
  26     40,708.46     61      95,508.31
  27     42,274.17     62      97,074.02
  28     43,839.88     63      98,639.73
  29     45,405.59     64     100,205.44
  30     46,971.30     65     101,771.15
  31     48,537.01
  32     50,611.60
  33     51,668.43
  34     53,234.14
  35     54,799.85

MAXIMUM PREMIUMS WILL VARY BASED ON SPECIFIED AMOUNT, RATING CLASS, AGE, GENDER AND RIDER SELECTION. ACCORDING TO OUR UNDERSTANDING OF CURRENT FEDERAL TAX LAW, YOU MAY NOT PAY MORE THAN THESE AMOUNTS CUMULATIVELY AND MAINTAIN THE TAX STATUS OF THIS POLICY AS LIFE INSURANCE. THIS TABLE IS SUBJECT TO CHANGE. THIS TABLE DOES NOT RELATE TO MODIFIED ENDOWMENT CONTRACT STATUS UNDER FEDERAL TAX LAW.

POLICY NUMBER: N000000000

                    TABLE OF NET SINGLE PREMIUMS AND FACTORS
           FOR CASH VALUE ACCUMULATION LIFE INSURANCE COMPLIANCE TEST

                              BASE POLICY
                              NET SINGLE      RIDER
ATTAINED AGE   ATTAINED AGE     PREMIUM     NET SINGLE
  JOHN DOE       JANE DOE       FACTOR       PREMIUM

     35             30          0.14529        0.00
     36             31          0.15110        0.00
     37             32          0.15714        0.00
     38             33          0.16341        0.00
     39             34          0.16993        0.00
     40             35          0.17670        0.00
     41             36          0.18374        0.00
     42             37          0.19104        0.00
     43             38          0.19863        0.00
     44             39          0.20650        0.00
     45             40          0.21467        0.00
     46             41          0.22315        0.00
     47             42          0.23194        0.00
     48             43          0.24106        0.00
     49             44          0.25050        0.00
     50             45          0.26028        0.00
     51             46          0.27042        0.00
     52             47          0.28090        0.00
     53             48          0.29175        0.00
     54             49          0.30296        0.00
     55             50          0.31455        0.00
     56             51          0.32650        0.00
     57             52          0.33883        0.00
     58             53          0.34153        0.00
     59             54          0.36460        0.00
     60             55          0.37803        0.00
     61             56          0.39183        0.00
     62             57          0.40598        0.00
     63             58          0.42049        0.00
     64             59          0.43533        0.00
     65             60          0.45050        0.00
     66             61          0.46598        0.00
     67             62          0.48175        0.00
     68             63          0.49778        0.00
     69             64          0.51402        0.00
     70             65          0.53043        0.00
     71             66          0.54695        0.00

                                    CONTINUED

POLICY NUMBER: N000000000

                    TABLE OF NET SINGLE PREMIUMS AND FACTORS
           FOR CASH VALUE ACCUMULATION LIFE INSURANCE COMPLIANCE TEST

                              BASE POLICY
                               NET SINGLE      RIDER
ATTAINED AGE   ATTAINED AGE     PREMIUM      NET SINGLE
  JOHN DOE       JANE DOE       FACTOR        PREMIUM

     72            67           0.56350        0.00
     73            68           0.58013        0.00
     74            69           0.59677        0.00
     75            70           0.61337        0.00
     76            71           0.62991        0.00
     77            72           0.64631        0.00
     78            73           0.66251        0.00
     79            74           0.67842        0.00
     80            75           0.69398        0.00
     81            76           0.70910        0.00
     82            77           0.72375        0.00
     83            78           0.73789        0.00
     84            79           0.75150        0.00
     85            80           0.76459        0.00
     86            81           0.77715        0.00
     87            82           0.78918        0.00
     88            83           0.80068        0.00
     89            84           0.81164        0.00
     90            85           0.82198        0.00
     91            86           0.83186        0.00
     92            87           0.84122        0.00
     93            88           0.85030        0.00
     94            89           0.85908        0.00
     95            90           0.86782        0.00
     96            91           0.87642        0.00
     97            92           0.88491        0.00
     98            93           0.89324        0.00
     99            94           0.90156        0.00
    100            95           0.91116        0.00
    101            96           0.92297        0.00
    102            97           0.93570        0.00
    103            98           0.94882        0.00
    104            99           0.96154        0.00

NET SINGLE PREMIUMS WILL VARY BASED ON RATING CLASS, AGE AND GENDER. ACCORDING TO OUR UNDERSTANDING OF CURRENT FEDERAL TAX LAW, THE DEATH BENEFIT MUST MAINTAIN THE RELATIONSHIP TO ACCOUNT VALUE ADJUSTED BY THE NET SINGLE PREMIUM AS DESCRIBED IN THE DEATH PROCEEDS SECTION FOR THE CASH VALUE ACCUMULATION TEST IN ORDER TO MAINTAIN THE TAX STATUS OF THIS POLICY AS LIFE INSURANCE. THIS TABLE IS SUBJECT TO CHANGE. THIS TABLE DOES NOT RELATE TO MODIFIED ENDOWMENT CONTRACT STATUS UNDER FEDERAL TAX LAW.

POLICY NUMBER: N00000000

                          TABLE OF CONTINUATION AMOUNTS

POLICY   CONTINUATION   POLICY   CONTINUATION
MONTH       AMOUNT       MONTH      AMOUNT

   1          78.66       31       2,438.46
   2         157.32       32       2,517.12
   3         235.98       33       2,595.78
   4         314.64       34       2,674.44
   5         393.30       35       2,753.10
   6         471.96       36       2,831.76
   7         550.62       37       2,910.42
   8         629.28       38       2,989.08
   9         707.94       39       3,067.74
  10         786.60       40       3,146.40
  11         865.26       41       3,225.06
  12         943.92       42       3,303.72
  13       1,022.58       43       3,382.38
  14       1,101.24       44       3,461.04
  15       1,179.90       45       3,539.70
  16       1,258.56       46       3,618.36
  17       1,337.22       47       3,697.02
  18       1,415.88       48       3,775.68
  19       1,494.54       49       3,854.34
  20       1,573.20       50       3,933.00
  21       1,651.86       51       4,011.66
  22       1,730.52       52       4,090.32
  23       1,809.18       53       4,168.98
  24       1,887.84       54       4,247.64
  25       1,966.50       55       4,326.30
  26       2,045.16       56       4,404.96
  27       2,123.82       57       4,483.62
  28       2,202.48       58       4,562.28
  29       2,281.14       59       4,640.94
  30       2,359.80       60       4,719.60

CONTINUATION AMOUNTS WILL VARY BASED ON SPECIFIED AMOUNT, RATING CLASS, AGE, GENDER AND RIDER SELECTION. CONTINUATION AMOUNTS ARE DESCRIBED IN THE CONTINUATION AMOUNT AND CONTINUATION PERIOD PROVISION. AT THE END OF THE CONTINUATION PERIOD, ADDITIONAL PREMIUMS MAY BE REQUIRED IN ORDER TO KEEP THE POLICY IN EFFECT. PLEASE CONTACT THE COMPANY FOR DETAILS.

POLICY NUMBER: N00000000

                           TABLE OF SURRENDER CHARGES

POLICY   SURRENDER  POLICY   SURRENDER   POLICY   SURRENDER   POLICY   SURRENDER
 MONTH    CHARGE     MONTH    CHARGE     MONTH      CHARGE     MONTH     CHARGE

   1       496.50     37       496.50      73       388.23      109      91.03
   2       496.50     38       496.50      74       479.95      110      82.75
   3       496.50     39       496.50      75       471.68      111      74.48
   4       496.50     40       496.50      76       463.40      112      66.20
   5       496.50     41       496.50      77       455.13      113      57.93
   6       496.50     42       496.50      78       446.85      114      49.65
   7       496.50     43       496.50      79       438.58      115      41.38
   8       496.50     44       496.50      80       430.30      116      33.10
   9       496.50     45       496.50      81       422.03      117      24.83
  10       496.50     46       496.50      82       413.75      118      16.55
  11       496.50     47       496.50      83       405.48      119       8.28
  12       496.50     48       496.50      84       397.20      120       0.00
  13       496.50     49       496.50      85       289.63
  14       496.50     50       496.50      86       281.35
  15       496.50     51       496.50      87       273.08
  16       496.50     52       496.50      88       264.80
  17       496.50     53       496.50      89       256.53
  18       496.50     54       496.50      90       248.25
  19       496.50     55       496.50      91       239.98
  20       496.50     56       496.50      92       231.70
  21       496.50     57       496.50      93       233.43
  22       496.50     58       496.50      94       215.15
  23       496.50     59       496.50      95       206.88
  24       496.50     60       496.50      96       198.60
  25       496.50     61       488.23      97       190.33
  26       496.50     62       479.95      98       182.05
  27       496.50     63       471.68      99       173.78
  28       496.50     64       463.40     100       165.50
  29       496.50     65       455.13     101       157.23
  30       496.50     66       446.85     102       148.95
  31       496.50     67       438.58     103       140.68
  32       496.50     68       430.30     104       132.40
  33       496.50     69       422.03     105       124.13
  34       496.50     70       413.75     106       115.85
  35       496.50     71       405.48     107       107.58
  36       496.50     72       397.20     108        99.30

SURRENDER CHARGES WILL VARY BASED ON SPECIFIED AMOUNT, RATING CLASS, AGE AND GENDER.

POLICY NUMBER: N0000000

                   TABLE OF GUARANTEED MAXIMUM INSURANCE RATES
                        PER $1,000 OF NET AMOUNT AT RISK

      BASE POLICY    MODIFIED BASE
      LIFE MONTHLY   LIFE MONTHLY
AGE       RATE           RATE

30       0.00022        0.00022
31       0.00069        0.00069
32       0.00124        0.00124
33       0.00186        0.00186
34       0.00262        0.00262
35       0.00347        0.00347
36       0.00455        0.00455
37       0.00585        0.00585
38       0.00744        0.00744
39       0.00935        0.00935
40       0.01169        0.01169
41       0.01459        0.01459
42       0.01795        0.01795
43       0.02190        0.02190
44       0.02651        0.02651
45       0.03186        0.03186
46       0.03821        0.03821
47       0.04576        0.04576
48       0.05459        0.05459
49       0.06515        0.06515
50       0.07777        0.07777
51       0.09243        0.09243
52       0.10962        0.10962
53       0.13004        0.13004
54       0.15385        0.15385
55       0.18162        0.18162
56       0.21360        0.21360
57       0.25030        0.25030
58       0.29227        0.29227
59       0.34076        0.34076
60       0.39675        0.39675
61       0.46254        0.46254
62       0.53963        0.53963
63       0.63266        0.63266
64       0.74096        0.74096

                                    CONTINUED

POLICY NUMBER: N0000000

                   TABLE OF GUARANTEED MAXIMUM INSURANCE RATES
                        PER $1,000 OF NET AMOUNT AT RISK

      BASE POLICY    MODIFIED BASE
      LIFE MONTHLY   LIFE MONTHLY
AGE       RATE           RATE

65       0.86862        0.86862
66       1.02270        1.02270
67       1.18198        1.18198
68       1.36848        1.36848
69       1.58341        1.58341
70       1.82225        1.82225
71       2.10044        2.10044
72       2.42214        2.42214
73       2.79341        2.79341
74       3.22022        3.22022
75       3.70615        3.70615
76       4.25264        4.25264
77       4.85964        4.85964
78       5.52660        5.52660
79       6.25545        6.25545
80       7.05234        7.05234
81       7.92407        7.92407
82       8.88264        8.88264
83       9.93210        9.93210
84      11.12164       11.12164
85      12.33562       12.33562
86      13.69518       13.69518
87      15.04867       15.04867
88      16.57606       16.57606
89      18.11933       18.11933
90      19.97157       19.97157
91      22.11447       22.11447
92      24.65817       24.65817
93      27.56778       27.56778
94      29.91109       29.91109
95      32.63982       32.63982
96      40.09348       40.09348
97      55.16658       55.16658
98      83.33333       83.33333
99      83.33333       83.33333

GUARANTEED MAXIMUM INSURANCE RATES WILL VARY BASED ON RATING CLASS AND GENDER.

                                TABLE OF CONTENTS
--------------------------------------------------------------------------------

Policy Data ...................................................................3
Definitions....................................................................4
Introduction...................................................................6
The Owner and the Beneficiary..................................................7
Premium Payments...............................................................8
Death Proceeds................................................................11
The Guarantee Account.........................................................14
The Separate Account..........................................................14
Account Value Benefits........................................................16
Loan Benefits.................................................................21
General Information...........................................................22
Optional Payment Plans........................................................24
A copy of the application and any riders and endorsements follow page 26.

                                   DEFINITIONS

Account Value - The sum of the values under the Policy allocated to each Investment Option and our General Account.

Attained Age - An Insured's age on the Policy Date plus the number of full years since the Policy Date.

Base Specified Amount - A designated portion of the Specified Amount of insurance coverage that you elected on the application for this Policy. The Base Specified Amount is shown on the Policy data pages.

Beneficiary - The person or entity designated by the Owner to receive the Death Proceeds.

The Company - GE Capital Life Assurance Company of New York. "We", "us" or "our" refers to the Company.

Continuation Amount - A cumulative amount set forth on the Policy data pages for each month of the Continuation Period representing the minimum Net Total Premium necessary to keep the Policy in effect.

Continuation Period - The period, shown on the Policy data pages, during which the Policy will remain in effect if the Net Total Premium is at least equal to the Continuation Amount for the number of Policy Months that the Policy has been in effect.

Death Benefit - The benefit payable under the Policy upon the death of the last Insured as determined as of the date of that Insured's death.

Death Proceeds - The actual amount payable to the Beneficiary.

Policy Month - A one-month period beginning on a Monthly Anniversary Day and ending on the day immediately preceding the next Monthly Anniversary Day.

Separate Account - The segregated asset account of the Company shown on the Policy data pages.

Service Center - Our Service Center at 6610 West Broad Street, Richmond, Virginia 23230.

Specified Amount - An amount used in determining the insurance coverage on an Insured life. The Specified Amount is equal to the Base Specified Amount plus Modified Base Specified Amount, if any. If the Policy data pages shows an amount of Modified Base Specified Amount, then both the Base Specified Amount and Modified Base Specified Amount will continue in the same proportion to the whole Specified Amount throughout the life of your Policy.

Subaccount - A subdivision of the Separate Account, the assets of which are invested exclusively in a corresponding portfolio of a Fund.

Surrender Value - The amount payable to the Owner upon surrender of the Policy.

Unit Value - The unit of measure used to calculate the Account Value for each Subaccount.

Valuation Day - For each Subaccount, each day on which the New York Stock Exchange is open for regular trading except for days that the Subaccount's corresponding portfolio does not value its shares.

Valuation Period - The period that starts at the close of regular trading on the New York Stock Exchange on any Valuation Day and ends at the close of regular trading on the next succeeding Valuation Day.

                                  INTRODUCTION

This is a flexible premium variable joint and last survivor life insurance policy. The first premium payment is due on the Policy Date. Additional premiums may be paid at any time while this Policy is in effect and before the Maturity Date subject to conditions specified in the Premium Payments section. In return for these premiums and the insurance application, we provide certain benefits.

The Policy provides Death Proceeds. Proceeds will be paid to a retained benefit account for lump sum distribution unless an Optional Payment Plan is chosen. No Death Proceeds are payable until the death of the last Insured. (See Death Proceeds section.) At the death of the first Insured, the premiums and benefits provided by the Policy will not change.

The Policy has an Account Value. The Account Value reflects the investment experience of the Investment Options. Account Value is the basis for certain benefits you can use before the last Insured's death or at maturity.

READ YOUR POLICY CAREFULLY.

Inforce Illustrations

We will provide an inforce illustration of future life insurance and Account Value proceeds. To receive an illustration, send a written request to our Service Office. You must pay any service fee in effect at that time. The fee will not be more than $25 per illustration.

Trustee

If a trustee is named as the Owner or Beneficiary of this Policy and exercises ownership rights or claims benefits, we will have no obligation to verify that a trust is in effect. We are not obligated to verify that the trustee is acting within the scope of his/her authority. Payment of Policy benefits to the trustee will release us from all obligations under the Policy to the extent of the payment. We will have no obligation to ensure that a payment to the trustee is applied according to the terms of the trust agreement.

                                PREMIUM PAYMENTS

This Policy's initial premium is due on the Policy Date.

Additional Premium Payments

Any premium payments after the first premium may be made under a periodic plan or at any time while this Policy is in effect and before the Insured's Attained Age of 100. We will not accept any premium payments after the Insured's Attained Age 100 except as necessary to keep the Policy in effect. For any premium payment that would result in an immediate increase in the difference between the Death Benefit and the Account Value, we reserve the right to require evidence, satisfactory to us that the Insured is insurable. If satisfactory evidence is not provided before such premium payment, we reserve the right to refund the premium.

Periodic Premium Plan. You may request that we send reminders of your Planned Periodic Premium. You may choose to send premiums directly to us either annually, semi-annually, or quarterly. You may also arrange for pre-authorized payments from your bank account or similar facility either annually, semi-annually, quarterly or monthly. Planned Periodic Premiums will be subject to our rules on the minimum amount.

You may change the frequency or amount of your Planned Periodic Premium.

Unscheduled Payments. You may make an unscheduled premium payment at any time while this Policy is in effect. Unscheduled payments are applied first to repay any Policy Debt, unless you direct us otherwise. We reserve the right to require evidence, satisfactory to us, that the Insured is insurable at the same rating class used at Policy issue. If satisfactory evidence is not provided before such premium payment, we reserve the right to refund the premium.

Maximum Premiums. If you have chosen the Guideline Premium Life Insurance Compliance Test, we will limit the total of all premiums paid to date for this Policy to the amounts shown in the table of maximum premiums on the Policy data pages. We may reject any premium, or any portion of a premium, that would result in the Policy being disqualified as life insurance under the Internal Revenue Code. We will refund any rejected premium along with any interest it accrued. Subject to prior New York Insurance Department approval, we reserve the right to change the table of maximum premiums when necessary as a result of changes in coverage or to maintain compliance with the Internal Revenue Code. If we do, we will send you a new table of maximum premiums reflecting the adjusted amounts. If you have chosen the Cash Value Accumulation Life Insurance Compliance Test, there are no limits on the amount of premiums except as specified in the Unscheduled Payments provision above.

Subject to prior New York Insurance Department approval, we reserve the right to amend this Policy as necessary to maintain compliance with the Internal Revenue Code. We will send any such amendments to you. You have the right to refuse such amendments and accept full responsibility for any consequences as a result of such refusal. We also reserve the right to return any premium with earnings thereon to maintain such compliance.

Coverage continues during the 61-day grace period. If the death of the Insured occurs during the grace period, proceeds will be reduced by the amount of the sufficient premium (as described in this provision) that would have been required to keep the Policy in effect.

If the sufficient premium is not paid by the end of the grace period, this Policy will terminate without value.

How This Policy Can Be Reinstated

You may reinstate this Policy within three years of the end of the grace period if:

     (1)  you submit an application for reinstatement;
     (2) you provide required evidence of insurability satisfactory to us that each Insured is insurable at the same rating class used at policy issue to determine the guaranteed maximum cost of insurance rate scale. This is the requirement if both insureds were alive on the date of termination. If only one Insured was alive on the date of termination, we only require evidence of insurability for that Insured.
     (3)  the Policy has not been surrendered for cash; and
     (4)  you pay the premium as described in this section.

The Policy will be reinstated effective on the date we approve the reinstatement. The surrender charge and the Continuation Period will be as though the Policy had been in effect continuously from its original Policy Date.

On the date of reinstatement, the Account Value will be allocated to the Investment Options. Unless you tell us otherwise, these allocations will be made in the same manner that Net Premiums are allocated.

If this Policy terminates and is reinstated before the end of the Continuation Period, you will have to pay a premium equal to (1) minus (2) minus (3) plus
(4), where:

     (1)  is the Continuation Amount as of the date of reinstatement;
     (2) is the sum of the monthly deductions that would have been made during the period between termination and reinstatement, divided by the Net Premium Factor;
     (3)  is the Net Total Premium on the date of termination; and
     (4) is an amount sufficient to keep the Policy in effect for two Policy Months after the date of reinstatement.

On the date of reinstatement, the Account Value will equal (a) plus (b) minus
(c), where:

     (a)  is the Account Value on the first day of the grace period;
     (b) is the premium paid to reinstate multiplied by the Net Premium Factor; and
     (c) is the monthly deduction for the month following the date of reinstatement.

If this Policy terminates before the end of the Continuation Period, and is reinstated after the end of the Continuation Period, you will have to pay a premium which, after multiplying it by the Net Premium Factor, equals (1) plus
(2) minus (3), where:

     (1)  is the surrender charge on the date of termination;
     (2) is an amount equal to the monthly deductions for two months after the date of reinstatement; and
     (3)  is the Account Value on the date of termination.

On the date of reinstatement, the Account Value will equal (a) plus (b) plus
(c), where:

     (a)  is the surrender charge in effect on the date of reinstatement;
     (b) is an amount equal to the monthly deductions for the two months after the date of reinstatement, minus the monthly deduction for the month following the date of reinstatement; and
     (c) is any premium paid in excess of the required reinstatement premium, multiplied by the Net Premium Factor.

The Table of Net Single Premiums and Factors is shown on the policy data pages. These values are based on the Attained Age gender and rating class of each Insured.

Guideline Premium Test

If you elected the Guideline Premium Test, you must also choose one of two Death Benefit options.

Under option A for Attained Ages less than 100, the Death Benefit is the greater of (1) and (2), where:

     (1)  is the Specified Amount plus the Account Value; and
     (2)  is the Account Value multiplied by the corridor percentage.

Under option B for Attained Ages less than 100, the Death Benefit is the greater of (1) and (2), where:

     (1)  is the Specified Amount; and
     (2)  is the Account Value multiplied by the corridor percentage.

Under option C for Attained Ages less than 100, the Death Benefit is the greater of (1) and (2), where:

     (1)  is (a) plus (b) minus (c) minus (d), where:
          (a)  is the Specified Amount;
          (b) is the sum of all premiums paid before Attained Age 75; of the younger Insured.
          (c) is the charges for additional benefits, other than qualified additional benefits as specified in Internal Revenue Code Section 7702(f)(5)(A);
          (d)  is the sum of all partial surrenders taken; and
     (2)  is the Account Value multiplied by the corridor percentage.

Under options A, B and C for Attained Ages 100 and older, the Death Benefit is the Account Value multiplied by 101%.

The corridor percentage depends on the Attained Age of the younger Insured. If the younger Insured was the first to die, the Attained Age for referencing the corridor percentage is that of the younger Insured as if he/she was still living.

 Younger                  Younger                  Younger                  Younger
Insured's                Insured's                Insured's                Insured's
 Attained    Corridor     Attained    Corridor     Attained    Corridor     Attained      Corridor
   Age      Percentage      Age      Percentage      Age      Percentage       Age       Percentage
---------   ----------   ---------   ----------   ---------   ----------   -----------   ----------
  40 or                     50          185%          61          128%         72           111%
 younger        250%        51          178           62          126          73           109
    41          243         52          171           63          124          74           107
    42          236         53          164           64          122          75           105
    43          229         54          157           65          120        through
    44          222         55          150           66          119          90
    45          215         56          146           67          118          91           104
    46          209         57          142           68          117          92           103
    47          203         58          138           69          116          93           102
    48          197         59          134           70          115      94 or older      101
    49          191         60          130           71          113

The Specified Amount and Account Value used in calculating the Death Benefit are amounts in effect on the date of death of the last Insured.

In no event will the Death Benefit be less than the amount required to keep the Policy qualified as life insurance.

                              THE GUARANTEE ACCOUNT

Amounts allocated to the Guarantee Account earn interest at the rate that applies to the particular allocation. For each allocation, the applicable rate will remain in effect for a specified period. The period is the interest rate guarantee period. You may also make transfers, partial surrenders or loans from the Guarantee Account. These transactions are described in the Policy.

Amounts allocated to the Guarantee Account become part of our General Account. The General Account consists of our assets other than those allocated to our separate accounts. Subject to statutory authority, we have sole discretion over the investment of the assets of the General Account. Those assets may be charged with liabilities arising out of any business we may conduct.

Any Surrender Value or Death Benefit under the Guarantee Account will not be less than required by your state laws.

                              THE SEPARATE ACCOUNT

The Separate Account supports the operation of this Policy and certain other variable life insurance policies we may offer. We will not allocate assets to the Separate Account to support the operation of any contracts or policies that are not variable life insurance.

We own the assets in the Separate Account. These assets are held separately from our other assets. They are not part of our General Account.

The Separate Account is registered with the Securities and Exchange Commission as a unit investment trust under the Investment Company Act of 1940. The Separate Account is also subject to New York laws which regulate the operations of insurance companies incorporated in New York. The investment policy of the Separate Account will not be changed without the approval of the New York Insurance Commissioner. The approval process is on file with the New York Insurance Commissioner.

Insulation of Assets

The Separate Account assets equal the reserves and other Policy liabilities supported by the Separate Account. These assets will not be charged with liabilities arising from any other business we conduct. We have the right to transfer to our General Account any assets of the Separate Account which are in excess of such reserves and other Policy liabilities.

Subaccounts

The Separate Account is divided into Subaccounts. Each Subaccount's income, gains and losses, whether or not realized, are credited to or charged against that Subaccount. This transaction is made without regard to other income, gains or losses of the Company or any other Subaccount.

The Subaccounts available under this Policy are shown on the Policy data pages. Each Subaccount invests exclusively in a portfolio. Shares of a Fund are purchased and redeemed at their net asset value. Any income, dividends or gains attributable to Fund shares are reinvested in additional Fund shares at net asset value.

Transfers

You may transfer Account Value among the Investment Options. The transfer will be effective as of the end of the Valuation Period during which we receive your request at our Service Center. You must request a transfer in writing or in any other form acceptable to us. We do not currently charge for transfers. We reserve the right to impose a transfer charge for each transfer after the twelfth transfer in a calendar year. The maximum amount of any transfer charge is provided on the Policy data pages. When we make transfers, the Account Value on the date of the transfer will not be affected by the transfer except to the extent of any transfer charge. Any transfer charge will be taken from the amount transferred.

Transfers involving the Guarantee Account will be effective on the date we receive your request at our Service Center. With respect to transfers between the Guarantee Account and the Separate Account, we reserve the right to impose the following restrictions:

     . For each allocation to the Guarantee Account, you have 30 days following the end of its interest rate guarantee period to transfer to the Separate Account.
     . We may limit the amount which may be transferred from the Guarantee Account. We will not limit it to less than 25% of the original allocation, plus any accrued interest on that allocation.

We reserve the right to limit, upon written notice, the number of transfers each calendar year to twelve. Also, we reserve the right to refuse to execute any transfer:

     (1) if any of the Subaccounts that would be affected by the transfer is unable to purchase or redeem shares of the relevant portfolio in which the Subaccount invests; or
     (2) if the transfer is a result of more than one trade involving the same Subaccount within a 30 day period; or
     (3) if necessary for the Policy to be treated as a life insurance policy under the Internal Revenue Code of 1986, as amended; or
     (4) if the transfer would adversely affect any Fund affected by the transfer.

Where permitted by law, we may accept your authorization of third party transfers. We may restrict the Subaccounts that will be available to you for transfers. This restriction may occur during any period such third party is authorized to act for you. We will give you prior notice of any restrictions. We will not enforce such restrictions if you provide us with satisfactory evidence that:

     (1) a court of competent jurisdiction has appointed such third party to act for you; or
     (2) you have appointed such third party to act for you for all of your financial affairs.

                             ACCOUNT VALUE BENEFITS

How We Determine Account Value

The Account Value of the Policy is equal to:

     (a)  the Account Value allocated to the Subaccounts; plus
     (b)  the Account Value allocated to the Guarantee Account; plus
     (c)  the Account Value held in the General Account to secure Policy Debt.

Account Value in the Separate Account

At the end of the Valuation Period during which the initial premium is received, the Account Value in each Subaccount is (a) minus (b), where:

     (a) is the portion of the initial Net Premium which has been paid and allocated to that Subaccount; and
     (b) is the portion of any due and unpaid monthly deductions allocated to the Account Value in that Subaccount.

Mortality and Expense Risk Charge. Beginning on the Policy Date and on each Policy Month thereafter, there will be a charge for the mortality and expense risk multiplied by the Account Value in the Separate Account prior to taking the monthly deduction. This charge is shown on the Policy data pages.

Policy Initial Monthly Expense Charge. The initial monthly expense charge for the Base Specified Amount will be included in the monthly deduction during the first ten Policy years. The maximum amount of the charge per $1,000 of initial Base Specified Amount is shown on the Policy data pages. The initial monthly expense charge for the Modified Base Specified Amount will be included in the monthly deduction while the Policy is in effect and prior to the Policy anniversary nearest the younger Insured's 100th birthday. The maximum amount of the charge per $1,000 of initial Modified Base Specified Amount is shown on the Policy data pages. We may charge less than the maximums.

Policy Increase Monthly Expense Charge. The increase monthly expense charge for the Base Specified Amount will be included in the monthly deduction during the ten year period following the increase. The maximum amount of the charge per $1,000 of increase in Base Specified Amount is shown on the Policy data pages. The increase monthly expense charge for the Modified Base Specified Amount will be included in the monthly deduction during the period following the increase while the Policy is in effect and prior to the Policy anniversary nearest the younger Insured's 100th birthday. The maximum amount of the charge per $1,000 of increase in Modified Base Specified Amount is shown on the Policy data pages. The increase charges will not apply to changes in the Death Benefit options. We may charge less than the maximums.

Cost of Insurance Charge. The monthly deduction will also include a charge for the cost of insurance.

You may allocate your monthly deduction at any time among as many as ten Subaccounts in addition to any Guarantee Account. Your allocations of each monthly deduction must total 100%. Each allocation must be a whole percentage. The monthly deduction will initially be allocated in accordance with your instructions. You may change the allocation of monthly deductions at any time without charge. To change your allocations send us a notice at our Service Center. The notice must be in writing or in any form acceptable to us. The changed allocation will apply to monthly deductions after we record the change. We reserve the right to limit, upon written notice, the number of changes to your allocation of monthly deductions each Policy Month to one.

If you do not provide instructions concerning the allocation of your monthly deduction or if the Account Value in any Investment Option is inadequate to pay the charges allocated to that Investment Option, we will deduct the charges from each Investment Option in the same proportion that the Account Value in that Investment Option bears to the total Account Value in all Investment Options.

The monthly Policy charge, the Policy initial monthly expense charge and any Policy increase monthly expense charge may be changed from time to time, but they will never be more than the guaranteed maximum charge. A change in these charges will apply to all persons of the same age, gender and rating class and whose policies have been in effect for the same length of time.

Cost of Insurance

The cost of insurance is calculated on each Monthly Anniversary Day and is based on the net amount at risk. The net amount at risk is calculated by dividing the Death Benefit by 1.0032737, and then subtracting the Account Value. To determine the cost of insurance for a particular Policy Month, we divide the net amount at risk by 1000 and multiply that result by the applicable cost of insurance rate.

We will reduce the Account Value by the amount of any partial surrender. If Death Benefit option B is in effect, then we will reduce the Specified Amount by the amount of any partial surrender. The reduction will first apply to coverage provided by the most recent increase. Then the reduction will apply to the next most recent increases successively. A partial surrender will not be permitted during the first Policy year if Death Benefit option B is in effect.

You may tell us how to deduct a partial surrender from the Investment Options. If you do not, the partial surrender will be taken from each Investment Option in the same proportion that the Account Value in that Investment Option bears to the total Account Value in all Investment Options.

We may deduct a charge from the amount of each partial surrender. This charge is shown on the Policy data pages.

Paid-Up Insurance

On any Policy anniversary, you may transfer all Account Value to the General Account and elect to continue this Policy as a level amount of fixed paid-up insurance. The amount of this paid-up insurance will be that which the Surrender Value will purchase when applied as a net single premium. The net single premium will be based on each Insured's gender, rating class and Attained Age on the effective date of the paid-up insurance. Net single premiums are calculated based on the mortality tables that are stated in the Calculation of Values provision of this Policy, with adjustment for policies issued in an increased cost rating class, and using the minimum guaranteed interest rate as shown on the Policy data pages. You must give us notice in writing of your election for paid-up insurance. We will send you supplemental Policy data pages that will indicate the amount of paid-up insurance that is purchased.

After the paid-up insurance becomes effective:

     .    premium payments will not be accepted;
     .    all additional benefits provided by rider will end;
     .    Policy loans will not be available;
     .    transfer of Account Value among Investment Options is not permitted;
     . the monthly deduction that is taken from the Account Value will include only the cost of insurance charge;
     . the guaranteed maximum cost of insurance rates are applied to determine the cost of insurance charge; and
     . interest is credited to the Account Value at the guaranteed minimum interest rate that applies to the Guarantee Account.

Prior to the Maturity Date, the Death Benefit payable on the death of the Insured is the amount of paid-up insurance. Paid-up insurance will terminate on the earlier of the death of the last Insured or the Maturity Date.

Surrender of Paid-Up Insurance. The paid-up insurance may be surrendered at any time prior to the death of the last Insured and before the Maturity Date. The amount payable on surrender is the Account Value on the date of surrender.

Maturity Date of the Paid-Up Insurance. After the effective date of paid-up insurance, the Maturity Date of the Policy is the Policy anniversary nearest the younger Insured's 100th birthday. The amount payable on the Maturity Date is the Account Value. The Policy terminates on the Maturity Date.

Postponement of Payments

We will usually pay any amounts payable as a result of surrender, partial surrender or Policy loan after we receive written request in our Service Center, in a form satisfactory to us. Except to pay premiums, we reserve the right to defer payment of Policy loans for six months. If payment of a Policy loan or surrender is not made within 10 days of receipt of documentation necessary to complete the transaction, we will pay interest at an annual rate of interest as applicable under Optional Payment Plan 4 (3% minimum annual rate) on the Policy loan or surrender.

If you do not repay Policy Debt, it will be deducted from any proceeds or benefit payable at the death of the last Insured, on maturity or on surrender. Any Policy Debt which exists at the end of the 61-day grace period will be deducted from the Account Value and considered repaid as of the date of termination.

Minimum Loan Payment

During the Continuation Period, if Policy Debt on any Monthly Anniversary Day exceeds the Account Value less any surrender charge that applies, and the Net Total Premium is less than the Continuation Amount, your Policy will enter a 61-day grace period. You will have the 61-day grace period to pay a minimum loan payment equal to the lesser of (a) and (b), where:

     (a) equals the amount by which Policy Debt exceeds the Account Value less any surrender charge; and

     (b) equals the Net Premium Factor times the difference between the Continuation Amount and the Net Total Premium.

All amounts in (a) and (b) above are as of the Monthly Anniversary Day when excess Policy Debt first occurs.

After the Continuation Period, if Policy Debt on any Monthly Anniversary Day exceeds the Account Value less any surrender charge that applies, your Policy will enter a 61-day grace period. In this case, you will have the 61-day grace period to pay a minimum loan payment equal to the amount by which Policy Debt exceeds the Account Value less any surrender charge. As used in this paragraph, Policy Debt, Account Value and surrender charge are all as of the Monthly Anniversary Day when excess Policy Debt first occurs.

We will send written notice of the minimum loan payment to you and any assignee of record at our Service Center no earlier than and within 30 days after the beginning of the grace period. If you do not pay the minimum loan payment by the end of the grace period, your Policy will terminate without value.

                               GENERAL INFORMATION

Annual Statement

On each Policy anniversary, we will send you an annual statement that will describe the current status of your Policy and any other information required by the New York Insurance Department. The statement will show the Specified Amount, the Account Value, the Surrender Value and Policy Debt as of the Policy anniversary. The statement will also show premiums paid and charges made during the Policy year.

Claims of Creditors

To the extent permitted by law, the benefits under this Policy will not be subject to claims of creditors or legal process.

Calculation of Values

Our calculations of the guaranteed maximum cost of insurance rates are based on the Commissioners' 1980 Standard Ordinary Smoker or Nonsmoker Mortality Tables (age nearest birthday).

The values provided for in this Policy are always at least what is required by New York. A detailed statement of how we calculate the values in this Policy has been filed with the New York Insurance Department.

Suicide

If either Insured commits suicide within two years of the earlier of the Policy Date of this Policy or the Policy Date of any policy being replaced by this Policy, all coverage under this Policy will end, and we will pay a refund to the Beneficiary. The amount of the refund will equal all premiums paid on the Policy, less Policy Debt and partial surrenders. We will also provide a single life policy to the surviving Insured. The single life policy will have the same Policy Date as this Policy. The rating class of the single life policy will be the rating class of the surviving Insured under this Policy. We may require increased premiums under the single life policy. The policy or policies we offer will be one offered by us or by an affiliate.

If the first Insured commits suicide more than two years after the Policy Date and within two years after an increase in the Specified Amount became effective the Specified Amount will be reduced to the amount in effect prior to the increase. The amount payable to the Beneficiary with respect to the increase will equal the monthly deductions that were made for that increase.

If the last Insured commits suicide more than two years after the Policy Date and within two years after an increase in the Specified Amount became effective, we will limit the amount of proceeds payable with respect to the increase. The limited amount of proceeds with respect to the increase will equal the additional premium payment required for the increase. Any limited amount payable will be treated as Death Proceeds and paid to the Beneficiary under the same conditions as the original Specified Amount.

Written Notice

Any written notice to us should be sent to our Service Center. Please include the Policy number and each Insured's full name.

Any notice we send to you will be sent to your last known address. Notify us of any change of address.

                             OPTIONAL PAYMENT PLANS

Death Proceeds, Surrender Value or benefits at maturity will be paid in one lump sum, unless requested otherwise. Any part of the proceeds can be left with us and paid under a payment plan. During either Insured's life, you can choose a plan. A Beneficiary can choose a plan if you have not chosen one at the death of the second Insured to die.

There are several important payment plan rules:

     .    The payee under a plan cannot be a corporation, association or fiduciary.
     . If you change a Beneficiary, your plan selection will no longer be in effect unless you request that it continue.
     .    Any choice or change of a plan must be sent in writing to our Home
          Office.
     .    The amount of each payment under a plan must be at least $50.
     . Payments will begin either on the date of death of the last Insured, on surrender or on the Maturity Date, except for payments under Plan 4 which begin at the end of the first interest period.
     .    Payments are backed by assets in our General Account.
     . The guaranteed amount payable under Plan 2 and Plan 5 is calculated using the 1983 Table 'a' with improvement scale G (age nearest birthday), and will earn interest at 3% compounded yearly.

Plan 2 Table: Monthly payment rates for each $1,000 of proceeds under Plan 2.

----------------------------------------------------------------------------
                       Male Payee                      Female Payee
             ---------------------------------------------------------------
Settlement   10 Years   15 Years   20 Years   10 Years   15 Years   20 Years
   Age        Certain    Certain    Certain    Certain    Certain    Certain
----------------------------------------------------------------------------
    20        $2.90      $2.89      $2.89      $2.80      $2.80      $2.80
    25         2.99       2.98       2.98       2.88       2.87       2.87
    30         3.10       3.10       3.09       2.96       2.96       2.96
    35         3.24       3.24       3.23       3.08       3.07       3.07
    40         3.43       3.41       3.39       3.22       3.21       3.20
    45         3.66       3.64       3.60       3.40       3.39       3.37
    50         3.95       3.91       3.85       3.63       3.61       3.59
    51         4.02       3.97       3.91       3.68       3.66       3.63
    52         4.09       4.04       3.96       3.74       3.72       3.68
    53         4.16       4.11       4.02       3.80       3.77       3.74
    54         4.24       4.18       4.08       3.86       3.83       3.79
    55         4.32       4.25       4.15       3.93       3.90       3.85
    56         4.41       4.33       4.21       4.00       3.96       3.91
    57         4.50       4.41       4.28       4.07       4.03       3.97
    58         4.60       4.49       4.34       4.15       4.10       4.03
    59         4.70       4.58       4.41       4.23       4.18       4.10
    60         4.81       4.67       4.48       4.32       4.26       4.17
    61         4.92       4.77       4.55       4.42       4.35       4.24
    62         5.04       4.86       4.62       4.52       4.43       4.31
    63         5.17       4.96       4.69       4.62       4.53       4.39
    64         5.30       5.06       4.76       4.73       4.62       4.46

----------------------------------------------------------------------------
                       Male Payee                      Female Payee
             ---------------------------------------------------------------
Settlement   10 Years   15 Years   20 Years   10 Years   15 Years   20 Years
   Age        Certain    Certain    Certain    Certain    Certain    Certain
----------------------------------------------------------------------------
    65        $5.44      $5.17      $4.83      $4.85      $4.72      $4.54
    66         5.58       5.28       4.89       4.97       4.83       4.62
    67         5.74       5.38       4.96       5.10       4.93       4.69
    68         5.89       5.49       5.02       5.24       5.04       4.77
    69         6.05       5.60       5.08       5.39       5.16       4.84
    70         6.22       5.70       5.13       5.55       5.28       4.92
    71         6.39       5.81       5.18       5.71       5.39       4.99
    72         6.57       5.91       5.23       5.88       5.51       5.05
    73         6.75       6.01       5.27       6.06       5.63       5.12
    74         6.93       6.10       5.31       6.25       5.75       5.17
    75         7.12       6.19       5.35       6.44       5.87       5.22
    76         7.30       6.28       5.38       6.64       5.98       5.27
    77         7.49       6.35       5.40       6.85       6.09       5.31
    78         7.67       6.43       5.42       7.06       6.19       5.35
    79         7.85       6.49       5.44       7.27       6.28       5.38
    80         8.02       6.55       5.46       7.48       6.37       5.41
    81         8.18       6.61       5.47       7.68       6.45       5.43
    82         8.34       6.65       5.48       7.88       6.52       5.45
    83         8.49       6.69       5.49       8.08       6.58       5.47
    84         8.63       6.73       5.50       8.26       6.63       5.48
    85         8.76       6.76       5.50       8.43       6.68       5.49
  & over

Values for ages not shown will be furnished upon request.

Plan 5 Table: Monthly payment rates for each $1000 of proceeds under Plan 5.

---------------------------------------------------------------------------------------------------------
                                                 Female Settlement Age
Male Settlement   ---------------------------------------------------------------------------------------
     Age            35      40      45      50      55      60      65      70      75      80    85&over
---------------------------------------------------------------------------------------------------------
      35          $2.95   $3.00   $3.06   $3.11   $3.15   $3.18   $3.20   $3.22   $3.23   $3.24    $3.24
      40           2.98    3.06    3.13    3.20    3.26    3.31    3.35    3.38    3.40    3.41     3.42
      45           3.01    3.10    3.20    3.30    3.39    3.46    3.53    3.58    3.61    3.64     3.65
      50           3.03    3.14    3.25    3.38    3.51    3.63    3.73    3.81    3.87    3.91     3.93
      55           3.04    3.16    3.30    3.45    3.62    3.79    3.94    4.08    4.18    4.25     4.29
      60           3.05    3.18    3.33    3.51    3.72    3.94    4.16    4.37    4.55    4.67     4.75
      65           3.06    3.19    3.36    3.56    3.79    4.07    4.37    4.68    4.96    5.18     5.32
      70           3.07    3.20    3.37    3.59    3.85    4.17    4.55    4.97    5.39    5.75     6.00
      75           3.07    3.21    3.38    3.61    3.89    4.24    4.68    5.20    5.78    6.32     6.73
      80           3.07    3.21    3.39    3.62    3.91    4.28    4.76    5.37    6.08    6.81     7.40
    85&over        3.07    3.22    3.39    3.62    3.92    4.31    4.81    5.47    6.28    7.15     7.91
---------------------------------------------------------------------------------------------------------

Figures for intermediate ages, for two males or two females will be furnished upon request.

Settlement Age: The settlement age is the payee's age nearest birthday on the date payments begin, minus an age adjustment from the table below. The age adjustment cannot exceed the age of the payee.

----------------------------------------------------------
     Year Payments Begin                           Age
After                  Prior To                 Adjustment
----------------------------------------------------------
----                     2001                        0
2000                     2026                        3
2025                     2051                        7
2050                     ----                       10
----------------------------------------------------------

                            FLEXIBLE PREMIUM VARIABLE
                            JOINT AND LAST SURVIVOR
                             LIFE INSURANCE POLICY

--------------------------------------------------------------------------------

     . Death Proceeds payable at the death of the last Insured prior to Maturity Date
     .    No benefit payable at the death of the first Insured
     .    Adjustable Death Benefit
     . Flexible premiums payable until the death of the last Insured or until maturity
     .    Some benefits reflect investment results
     .    Non participating

--------------------------------------------------------------------------------

                            GE CAPITAL LIFE ASSURANCE
                              COMPANY OF NEW YORK